Execution Version
AMENDMENT NO. 1
This AMENDMENT NO. 1, dated as of July 9, 2025 (this “Amendment”), is entered into by and among GOOSEHEAD INSURANCE HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), GOOSEHEAD FINANCIAL, LLC, a Delaware limited liability company (“Holdings”), the other Loan Parties party hereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement (as defined below).
PRELIMINARY STATEMENTS:
WHEREAS, Holdings, the Borrower, the Lenders from time to time party thereto, the Administrative Agent and other parties party thereto have entered into that certain Credit Agreement dated as of January 8, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment is referred to herein as the “Amended Credit Agreement”);
WHEREAS, the Borrower has requested that all of the Initial Term Loans outstanding under the Existing Credit Agreement immediately prior to the Amendment No. 1 Effective Date (as defined below) (the “Existing Loans” and the Lenders holding Existing Loans, the “Existing Lenders”) be refinanced with a new term loan facility (the “Term B-1 Facility” and the loans thereunder, the “Term B-1 Loans”) in accordance with Section 2.24 of the Existing Credit Agreement;
WHEREAS, (i) each Existing Lender that has delivered a counterpart to this Amendment in the form attached as Annex A hereto (each, an “Amendment No. 1 Consenting Lender”) has agreed, on the terms and conditions set forth herein, to have up to all (or, if less, the amount notified to such Existing Lender by the Administrative Agent prior to the Amendment No. 1 Effective Date) of its Existing Loans converted into a like principal amount of a Term B-1 Loan effective as of the Amendment No. 1 Effective Date and (ii) JPMorgan Chase Bank, N.A. (in such capacity, the “Additional Term B-1 Lender” and together with the Amendment No. 1 Consenting Lenders, the “Refinancing Term B-1 Lenders”) has agreed to make a Term B-1 Loan pursuant to its Additional Term B-1 Commitment (as defined in Exhibit A) in a principal amount equal to $299,250,000.00 minus the principal amount of Term B-1 Loans resulting from Converted Term Loans (as defined in Exhibit A), the proceeds of which shall be applied to repay in full the Existing Loans other than the Converted Term Loans (it being understood and agreed that this Amendment shall satisfy any requirement for a prepayment notice to be delivered under the Existing Credit Agreement in connection with such repayment);
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the Administrative Agent hereby acknowledges, and the other parties hereto hereby agree, as follows:

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SECTION 1.    Amendment. The Existing Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended to delete the ~~stricken text~~ (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.

SECTION 2.    Representations and Warranties, No Default. In order to induce the other parties hereto to enter into this Agreement and perform their respective obligations hereunder, each Loan Party represents and warrants to the Administrative Agent and each Refinancing Term B-1 Lender that:
(a)    immediately after giving effect to this Amendment and the transactions contemplated hereby, each of the representations and warranties in the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (or, if qualified by materiality or reference to Material Adverse Effect, in all respects, taking into account such materiality or reference to Material Adverse Effect); provided that, in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be (or, if qualified by materiality or reference to Material Adverse Effect, in all respects, taking into account such materiality or reference to Material Adverse Effect); and
(b)    at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 3.    Conditions to Effectiveness. This Amendment, the obligation of the Amendment No. 1 Consenting Lenders to continue their Existing Loans as Term B-1 Loans, and the obligation of the Additional Term B-1 Lender to make a Term B-1 Loan, as applicable, shall become effective on the date (such date, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied (or waived):
(a)    The Administrative Agent shall have received executed signature pages hereto from each of Holdings, the Borrower and each of the other Loan Parties, the Amendment No. 1 Consenting Lenders that together constitute Required Lenders and the Additional Term B-1 Lender.
(b)    The Administrative Agent shall have received a certificate of each Loan Party, dated the Amendment No. 1 Effective Date and executed by its Secretary or Assistant Secretary or other Responsible Officer, substantially in the form delivered to the Administrative Agent on the Effective Date pursuant to Section 4.01(c) of the Existing Credit Agreement.
(c)    The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Refinancing Term B-1 Lenders and dated as of the Amendment No. 1 Effective Date) of Haynes and Boone, LLP, as special New York, Texas and Delaware counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
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(d)     The Administrative Agent shall have received all fees and other amounts previously agreed to in writing by the Lead Arrangers and the Borrower to be due on or prior to the Amendment No. 1 Effective Date.
(e)    The Administrative Agent shall be satisfied that, substantially concurrently with the funding of the Term B-1 Loans pursuant to the Additional Term B-1 Commitment, the Borrower shall have paid to the Administrative Agent, for the respective accounts of the applicable Existing Lenders under the Existing Credit Agreement to whom such amounts are owed: (i) all accrued and unpaid interest on the Existing Loans pursuant to the Existing Credit Agreement and (ii) the principal amount of all Existing Loans that are not Converted Term Loans.
(f)    The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date, executed by any Responsible Officer of Holdings or the Borrower certifying that the conditions specified in Sections 2(a) and (b) are satisfied.
(g)    The Administrative Agent shall have received a Borrowing Request in accordance with the requirements of the Existing Credit Agreement.
(h)    [Reserved].
(i)    At least five (5) days prior to the Amendment No. 1 Effective Date, (i) the Administrative Agent and the Amendment No. 1 Consenting Lenders shall have received all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Amendment No. 1 Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Amendment No. 1 Consenting Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Amendment No. 1 Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
SECTION 4.    Appointment of Joint Lead Arrangers. Each of JPMorgan and Citizens Bank, N.A. shall be the joint lead arrangers and bookrunners (the “Lead Arrangers”) for this Amendment and the Term B-1 Loans and shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Administrative Agent and the other Indemnitees and Lender-Related Persons pursuant to Section 9.03 of the Amended Credit Agreement.

SECTION 5.    Reaffirmation.
(a)    Each of the Loan Parties hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, any grant, pledge or collateral assignment of a lien or security interest, as applicable, contained therein, in each case as amended, restated, amended and restated, supplemented or otherwise modified prior to or as of the
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date hereof (including as amended pursuant to this Amendment) (collectively, the “Reaffirmed Documents”). The Borrower and each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment.
(b)    In furtherance of the foregoing Section 5(a), each Loan Party, in its capacity as a Loan Guarantor under any Guarantee to which it is a party (in such capacity, each a “Reaffirming Loan Guarantor”), reaffirms its guarantee of the Obligations under the terms and conditions of such Guarantee and agrees that such Guarantee remains in full force and effect to the extent set forth in such Guarantee and after giving effect to this Amendment, and is hereby ratified, reaffirmed and confirmed. Each Reaffirming Loan Guarantor hereby confirms that it consents to the terms of this Amendment and the Amended Credit Agreement. Each Reaffirming Loan Guarantor hereby (i) acknowledges and agrees that its Guarantee and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment, (ii) acknowledges and agrees that it will continue to guarantee in accordance with its Guarantee and the Loan Documents the payment and performance of all Obligations under each of the Loan Documents to which it is a party (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment) and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each other Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Reaffirming Loan Guarantor to avoid or delay timely performance of its obligations under the Loan Documents.
(c)    In furtherance of the foregoing Section 5(a), each of the Loan Parties that is party to any Collateral Document, in its capacity as a Grantor (as defined in such Security Document) under such Collateral Document (in such capacity, each a “Reaffirming Grantor”), hereby acknowledges that it has reviewed and consents to the terms and conditions of this Amendment and the transactions contemplated hereby. In addition, each Reaffirming Grantor reaffirms the security interests granted by such Reaffirming Grantor under the terms and conditions of the Security Agreement and each other Loan Document (in each case, to the extent a party thereto) to secure the Secured Obligations (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to this Amendment) and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Reaffirming Grantor hereby (i) confirms that each Collateral Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure, to the fullest extent possible in accordance with the Collateral Documents, the payment and performance of the Secured Obligations (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to this Amendment), as the case may be, including without limitation the payment and performance of all such applicable Secured Obligations that are joint and several obligations of each Loan Guarantor and each Grantor now or hereafter existing, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Reaffirming Grantor’s right, title and interest in, to and under all
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Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Secured Obligations (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to this Amendment), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Collateral Documents to which it is a party.
SECTION 6.    Miscellaneous.
(a)    Counterparts; Headings. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment. Article and Section headings used herein are for convenience of reference only, and are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. This Agreement may be transmitted and/or signed by facsimile or other electronic means (e.g., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by delivery of a signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.
(b)    Ratification. This Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent, in each case under the Amended Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Amended Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a “Loan Document” and a “Refinancing Amendment” for all purposes of the Amended Credit Agreement and the other Loan Documents.
(c)    Cost and Expenses. The Borrower shall pay all reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder pursuant to the terms of Section 9.03 of the Amended Credit Agreement, if any (including the reasonable fees, disbursements and other charges of Latham & Watkins LLP, counsel for the Administrative Agent).
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(d)    Severability. Section 9.07 of the Existing Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.
(e)    Governing Law and Waiver of Right to Trial by Jury. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Sections 9.09 and 9.10 of the Amended Credit Agreement are incorporated herein by reference mutatis mutandis.
(f)    No Novation. On and after the Amendment No. 1 Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Each of the Loan Parties hereby consents to the Amendment and acknowledges and agrees that, except as expressly provided herein, all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis.
[Signature Pages Omitted]
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ANNEX A

CONSENT TO CASHLESS ROLL

CONSENT TO CASHLESS ROLL (this “Consent”) in connection with Amendment No. 1 (the “Amendment”) to that certain Credit Agreement, dated as of January 8, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the effectiveness of the Amendment, the “Credit Agreement” and the Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”), by and among GOOSEHEAD INSURANCE HOLDINGS, LLC (the “Borrower”), GOOSEHEAD FINANCIAL, LLC (“Holdings”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used and not defined herein shall have the meaning given to them in the Amendment or the Amended Credit Agreement, as applicable.

Existing Lenders of Initial Term Loans:

The undersigned Lender hereby irrevocable and unconditionally consents to the Amendment and elects to convert 100% of the outstanding principal amount of the Initial Term Loans held by such Lender (or such lesser amount notified to such Lender by the Administrative Agent on or prior to the Amendment No. 1 Effective Date) into Term B-1 Loans in a like principal amount on the Amendment No. 1 Effective Date, (ii) represents and warrants to the Administrative Agent that it has the organizational power and authority to execute, deliver and perform its obligations under this Consent and the Amendment (including, without limitation, with respect to any exchange contemplated hereby) and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Consent and the Amendment, (iii) agrees to accept, as satisfaction in full of its right to receive payment of the principal amount of its Initial Term Loans in the amount equal to such Lender’s allocation of Term B-1 Loans, the right to receive for no additional consideration such Lender’s allocation of Term B-1 Loans in accordance herewith, and (iv) authorizes the Administrative Agent to mark the Register to reflect (a) the Term B-1 Loans of each Lender in the amount equal to such Lender’s allocation of Term B-1 Loans as no longer outstanding and (b) that each Lender is a Lender under the Amended Credit Agreement upon the occurrence of the Amendment No. 1 Effective Date in respect of its allocation of Term B-1 Loans.

[NAME OF INSTITUTION]

By: __________________________
Name:
Title:

If a second signature is necessary:

By: __________________________
Name:
Title:

Name of Fund Manager (if any): ___________________

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Exhibit A

[Attached]

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        ~~Execution Version~~EXHIBIT A
TO AMENDMENT NO. 1

CREDIT AGREEMENT

dated as of

January 8, 2025,
as amended by Amendment No. 1, dated as of July 9, 2025

among

GOOSEHEAD INSURANCE HOLDINGS, LLC,
as the Borrower,

GOOSEHEAD FINANCIAL, LLC
as Holdings,

The other Loan Parties Party Hereto,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

___________________________

JPMORGAN CHASE BANK, N.A., and
CITIZENS BANK, N.A.
as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS
Page
ARTICLE I Definitions    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Classification of Loans and Borrowings    47
SECTION 1.03.    Terms Generally    47
SECTION 1.04.    Accounting Terms; GAAP    48
SECTION 1.05.    Pro Forma Adjustments for Acquisitions and Dispositions    48
SECTION 1.06.    Status of Obligations    49
SECTION 1.07.    Interest Rates; Benchmark Notification    49
SECTION 1.08.    Letter of Credit Amounts    50
SECTION 1.09.    Divisions    50
SECTION 1.10.    Certain Conditions, Calculations and Tests.    50
SECTION 1.11.    Cashless Roll    51
ARTICLE II The Credits    51
SECTION 2.01.    Commitments    51
SECTION 2.02.    Loans and Borrowings    52
SECTION 2.03.    Requests for Borrowings    52
SECTION 2.04.    [Intentionally Omitted]    53
SECTION 2.05.    [Intentionally Omitted]    53
SECTION 2.06.    Letters of Credit    53
SECTION 2.07.    Funding of Borrowings    59
SECTION 2.08.    Interest Elections    59
SECTION 2.09.    Termination and Reduction of Commitments    61
SECTION 2.10.    Repayment and Amortization of Loans; Evidence of Debt    61
SECTION 2.11.    Prepayment of Loans    63
SECTION 2.12.    Fees    66
SECTION 2.13.    Interest    67
SECTION 2.14.    Alternate Rate of Interest; Illegality    68
SECTION 2.15.    Increased Costs    71
SECTION 2.16.    Break Funding Payments    72
SECTION 2.17.    Taxes    72
SECTION 2.18.    Payments Generally; Allocation of Proceeds; Sharing of Set-offs    75
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SECTION 2.19.    Mitigation Obligations; Replacement of Lenders    77
SECTION 2.20.    Defaulting Lenders    78
SECTION 2.21.    Returned Payments    80
SECTION 2.22.    Banking Services and Swap Agreements    81
SECTION 2.23.    Incremental Credit Extensions.    81
SECTION 2.24.    Refinancing Amendments.    86
SECTION 2.25.    Extension of Term Loans; Extension of Revolving Commitments.    87
ARTICLE III Representations and Warranties    90
SECTION 3.01.    Organization; Powers    90
SECTION 3.02.    Authorization; Enforceability    90
SECTION 3.03.    Governmental Approvals; No Conflicts    90
SECTION 3.04.    Financial Condition; No Material Adverse Change    91
SECTION 3.05.    Properties    91
SECTION 3.06.    Litigation Matters    91
SECTION 3.07.    Compliance with Laws and Agreements; No Default    91
SECTION 3.08.    Investment Company Status    91
SECTION 3.09.    Taxes    91
SECTION 3.10.    ERISA    92
SECTION 3.11.    Disclosure    92
SECTION 3.12.    Material Agreements    92
SECTION 3.13.    Solvency    92
SECTION 3.14.    Insurance    93
SECTION 3.15.    Capitalization and Subsidiaries    93
SECTION 3.16.    Security Interest in Collateral    93
SECTION 3.17.    Employment Matters    93
SECTION 3.18.    Margin Regulations    93
SECTION 3.19.    Use of Proceeds    94
SECTION 3.20.    [Reserved].    94
SECTION 3.21.    Anti-Corruption Laws and Sanctions    94
SECTION 3.22.    Affected Financial Institutions    94
SECTION 3.23.    Plan Assets; Prohibited Transactions    94
SECTION 3.24.    [Reserved]    94
SECTION 3.25.    [Reserved]    94
SECTION 3.26.    Franchise Agreements    94

ARTICLE IV Conditions    95
SECTION 4.01.    Effective Date    95
SECTION 4.02.    Each Credit Event    97
ARTICLE V Affirmative Covenants    98
SECTION 5.01.    Financial Statements and Other Information    98
SECTION 5.02.    Notices of Material Events    100
SECTION 5.03.    Existence; Conduct of Business    100
SECTION 5.04.    Payment of Obligations    101
SECTION 5.05.    Maintenance of Properties    101
SECTION 5.06.    Books and Records; Inspection Rights    101
SECTION 5.07.    Compliance with Laws and Material Contractual Obligations    101
SECTION 5.08.    Use of Proceeds    101
SECTION 5.09.    Accuracy of Information    102
SECTION 5.10.    Maintenance of Insurance    102
SECTION 5.11.    Casualty and Condemnation    102
SECTION 5.12.    Designation of Subsidiaries    102
SECTION 5.13.    Additional Collateral; Further Assurances    103
SECTION 5.14.    Post-Closing Requirements    104
SECTION 5.15.    Fiscal Year    104
SECTION 5.16.    Maintenance of Ratings    104
ARTICLE VI Negative Covenants    104
SECTION 6.01.    Indebtedness    104
SECTION 6.02.    Liens    108
SECTION 6.03.    Fundamental Changes    111
SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions    111
SECTION 6.05.    Asset Sales    113
SECTION 6.06.    Sale and Leaseback Transactions    115
SECTION 6.07.    [Reserved]    115
SECTION 6.08.    Restricted Payments; Certain Payments of Subordinated Indebtedness    115
SECTION 6.09.    Transactions with Affiliates    118
SECTION 6.10.    [Reserved]    119
SECTION 6.11.    [Reserved]    119
SECTION 6.12.    Financial Covenant    119

SECTION 6.13.    Holding Company Activities    120
ARTICLE VII Events of Default    122
ARTICLE VIII The Administrative Agent    125
SECTION 8.01.    Authorization and Action    125
SECTION 8.02.    Administrative Agent’s Reliance, Indemnification, Etc    127
SECTION 8.03.    Posting of Communications    128
SECTION 8.04.    The Administrative Agent Individually    130
SECTION 8.05.    Successor Administrative Agent    130
SECTION 8.06.    Acknowledgment of Lenders and Issuing Banks    131
SECTION 8.07.    Collateral Matters    133
SECTION 8.08.    Credit Bidding    133
SECTION 8.09.    Certain ERISA Matters    134
SECTION 8.10.    Flood Laws    135
SECTION 8.11.    Borrower Communications    136
ARTICLE IX Miscellaneous    137
SECTION 9.01.    Notices    137
SECTION 9.02.    Waivers; Amendments    138
SECTION 9.03.    Expenses; Indemnity; Damage Waiver    141
SECTION 9.04.    Successors and Assigns    143
SECTION 9.05.    Survival    148
SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution    148
SECTION 9.07.    Severability    149
SECTION 9.08.    Right of Setoff    149
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process    150
SECTION 9.10.    WAIVER OF JURY TRIAL    150
SECTION 9.11.    Headings    151
SECTION 9.12.    Confidentiality    151
SECTION 9.13.    Several Obligations; Nonreliance; Violation of Law    152
SECTION 9.14.    USA PATRIOT Act    152
SECTION 9.15.    Disclosure    152
SECTION 9.16.    Appointment for Perfection    153
SECTION 9.17.    Interest Rate Limitation    153
SECTION 9.18.    No Fiduciary Duty, Etc    153
SECTION 9.19.    Marketing Consent    154

SECTION 9.20.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions    154
SECTION 9.21.    Acknowledgement Regarding Any Supported QFCs    154
ARTICLE X Loan Guaranty    155
SECTION 10.01.    Guaranty    155
SECTION 10.02.    Guaranty of Payment    155
SECTION 10.03.    No Discharge or Diminishment of Loan Guaranty    155
SECTION 10.04.    Defenses Waived    156
SECTION 10.05.    Rights of Subrogation    156
SECTION 10.06.    Reinstatement; Stay of Acceleration    156
SECTION 10.07.    Information    157
SECTION 10.08.    Release of Loan Guarantors    157
SECTION 10.09.    [Reserved].    157
SECTION 10.10.    Maximum Liability    157
SECTION 10.11.    Contribution    157
SECTION 10.12.    Liability Cumulative    158
SECTION 10.13.    Keepwell    158

v

SCHEDULES:
Commitment Schedule
Schedule 2.06 – Existing Letters of Credit
Schedule 3.06 – Disclosed Matters
Schedule 3.12 – Material Agreements
Schedule 3.14 – Insurance
Schedule 3.15 – Capitalization and Subsidiaries
Schedule 3.24 – Affiliate Transactions
Schedule 3.26 – Compliance with Franchise Laws
Schedule 5.14 – Post-Closing Requirements
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments

EXHIBITS:
Exhibit A – Assignment and Assumption
Exhibit B – [Reserved]
Exhibit C-1 – [Reserved]
Exhibit C-2 – [Reserved]
Exhibit D-1 – U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2 – U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-3 – U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-4 – U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E – Compliance Certificate
Exhibit F – Joinder Agreement

CREDIT AGREEMENT dated as of January 8, 2025 (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”), among GOOSEHEAD INSURANCE HOLDINGS, LLC, as Borrower, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, the Borrower has requested that, upon the satisfaction of the terms and conditions set forth herein, the Lenders extend credit to the Borrower in the form of (i) the Initial Term Loan on the Effective Date in an aggregate principal amount of $300,000,000 and (ii) the Revolving Commitments (including a sublimit for Letters of Credit thereunder) in an aggregate principal amount of $75,000,000;
WHEREAS, the applicable Lenders have indicated their willingness to lend and each Issuing Bank has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
Article I

Definitions
Section 1.01.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference (a) a rate of interest, refers to the Alternate Base Rate, and (b) to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.
“Account” has the meaning assigned to such term in the Security Agreement.
“Account Debtor” means any Person obligated on an Account.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (other than Holdings) (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.”
“Additional Lender” has the meaning specified in Section 2.23(c).
“Additional Term B-1 Commitment” shall mean the obligation of the Additional Term B-1 Lender to make a Term B-1 Loan on the Amendment No. 1 Effective Date in an aggregate principal amount equal to the excess of $299,250,000 over the aggregate principal amount of Converted Term Loans.
“Additional Term B-1 Lender” shall have the meaning assigned to such term in Amendment No. 1.

|US-DOCS\~~155685528.13~~161106113.7||

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“Agent Indemnitee” has the meaning assigned to it in Section 9.03(c).
“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time.
“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.
“ALTA” means the American Land Title Association.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(c)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.
“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of July 9, 2025, among the Loan Parties, the Administrative Agent, the Additional Term B-1 Lender and each of the Lenders party thereto.
“Amendment No. 1 Consenting Lender" has the meaning assigned to such term in Amendment No. 1.
“Amendment No. 1 Effective Date” means July 9, 2025.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Applicable Asset Sale Percentage” has the meaning assigned to it in Section 2.11(e)(i).
“Applicable Parties” has the meaning assigned to it in Section 8.03(c).
“Applicable Percentage” means, at any time, (a) with respect to any Revolving Lender, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment at such time and the denominator of which is the aggregate Revolving Commitments at such time (provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at such time); provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculations under clause (a) above, and (b) with respect to any Term Lender of any Class, (i) prior to the termination of all of the Term Loan Commitments of such Class, the percentage equal to a fraction the numerator of which is the sum of such Lender’s unused Term Loan Commitment of such Class and funded Term Loans of such Class and the denominator of which is the aggregate unused Term Loan Commitments of such Class and funded Term Loans of such Class of all Term Lenders and (ii) from and after the termination of all of the Term Loan Commitments of such Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans of such Class of such Lender at such time and the denominator of which is the aggregate outstanding principal amount of the Term Loans of such Class of all Term Lenders at such time; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Term Loan Commitments and Term Loans shall be disregarded in the calculations under clause (b) above; and provided further that, for purposes of Section 9.03(d), the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate exposure under clauses (a) and (b) above.
“Applicable Rate” means, for any day, with respect to any ABR Loan, Term Benchmark Loan or RFR Loan or with respect to the commitment fees payable hereunder, as applicable, a percentage per annum equal to:
(a)with respect to the ~~Initial~~ Term B-1 Loans, (x) ~~3.50~~3.00% for Term Benchmark Loans and RFR Loans, and (y) ~~2.50~~2.00% for ABR Loans; and
(b)with respect to the Initial Revolving Loans, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term Benchmark and RFR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Net Leverage Ratio as of the most recent determination date, provided that, as of the Effective Date and until the date that is three (3) Business Days after the date of delivery to the Administrative Agent of the Financial Statements pursuant to Section 5.01(b) for the fiscal quarter ending June 30, 2025, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 3:

Total Net Leverage Ratio	ABR Spread	Term Benchmark and RFR Spread	Commitment Fee Rate
Category 1 < 1.50 to 1.00	0.75%	1.75%	0.25%
Category 2 ≥ 1.50 to 1.00 but < 2.50 to 1.00	1.00%	2.00%	0.30%
Category 3 ≥ 2.50 to 1.00 but < 3.50 to 1.00	1.25%	2.25%	0.35%
Category 4 ≥ 3.50 to 1.00	1.50%	2.50%	0.40%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower, based upon the Financial Statements delivered pursuant to Section 5.01(a)(ii) or (b) for such fiscal quarter and (b) each change in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall be effective during the period commencing on and including the date that is three (3) Business Days after the date of delivery to the Administrative Agent of such Financial Statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that, at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrower fails to deliver the annual or quarterly Financial Statements required to be delivered by it pursuant to Section 5.01(a)(ii) or (b), the Total Net Leverage Ratio shall be deemed to be in Category 4 during the period from the expiration of the time for delivery thereof until the third Business Day following the date on which such Financial Statements are delivered.
If at any time the Administrative Agent determines that the Financial Statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), or any ratio or compliance information in a Compliance Certificate or other certification was incorrectly calculated, relied on incorrect information or was otherwise not accurate, true or correct, the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such Financial Statements, Compliance Certificate or other information had been accurate and/or computed correctly at the time they were delivered.
“Approved Borrower Portal” has the meaning assigned to it in Section 8.11(a).
“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).
“Approved Fund” has the meaning assigned to the term in Section 9.04(b).
“Arranger” means (a) each of JPMorgan Chase Bank, N.A. and Citizens Bank, N.A., in its capacity as a joint bookrunner and joint lead arranger for the credit facilities evidenced by this Agreement and (b) the “Lead Arrangers” as defined in Amendment No. 1.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments (and, if such day is not a Business Day, then on the immediately preceding Business Day).
“Available Amount” shall mean, at any time (the “Available Amount Reference Time”), subject to the last sentence of this definition, an amount (which shall not be less than zero) determined on a cumulative basis equal at such time to (a) the sum of, without duplication:
(i)the greater of (x) $14,800,000 and (y) 20.0% of Consolidated EBITDA for the most recently ended Test Period;
(ii)the amount (which amount shall not be less than zero) equal to 50.0% of Consolidated Net Income for the period (taken as one accounting period) commencing on January 1, 2025 and ending on the last day of the most recently ended Test Period;
(iii) to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all returns, profits, distributions and similar amounts (to the extent made in cash or Permitted Investments) received by the Borrower or any Subsidiary from any investment to the extent such investment was made by using the Available Amount during the period from and including the Business Day immediately following the Effective Date through and including the Available Amount Reference Time (other than the portion of any such dividends and other distributions that is used by the Borrower or any Subsidiary to pay taxes related to such amounts);
(iv)to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all repayments made in cash or Permitted Investments of principal received by the Borrower or any Subsidiary from any investment to the extent such investment was made by using the Available Amount during the period from and including the Business Day immediately following the Effective Date through and including the Available Amount Reference Time in respect of loans made by the Borrower or any Subsidiary and that constituted investments;
(v)to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all net cash proceeds received by the Borrower or any Subsidiary in connection with the disposition of its ownership interest in any investment to any Person other than to the Borrower or a Subsidiary and to the extent such investment was made by using the Available Amount during the period from and including the Business Day immediately following the Effective Date through and including the Available Amount Reference Time;
(vi)the amount of any investment of the Borrower or any of its Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Subsidiary pursuant in accordance with the definition of “Unrestricted Subsidiary” or that has been merged, amalgamated or consolidated with or into the Borrower or any of its Subsidiaries pursuant to Section 6.03 or the amount of assets of an Unrestricted Subsidiary disposed of to the Borrower or a Subsidiary, in each case following the Effective Date and at or prior to the Available Amount Reference Time, in each case, such amount not to exceed the lesser of (x) the fair market value of the Investments of the Borrower and its Subsidiaries in such Unrestricted Subsidiary immediately prior to giving pro forma effect to such re-designation or merger, amalgamation or consolidation or the fair market value of the assets so disposed of and (y) the amount originally invested from the Available Amount by the Borrower and its Subsidiaries in such Unrestricted Subsidiary (provided that, in the case of original investments made in cash, the fair market value shall be such cash value);
(c)minus, (b) the sum, without duplication and without taking into account the proposed portion of the Available Amount calculated above to be used at the applicable Available Amount Reference Time; of:

(i)the aggregate amount of any investments made by the Borrower or any Subsidiary using the Available Amount pursuant to Section 6.04(d) after the Effective Date and prior to the Available Amount Reference Time;
(ii)the aggregate amount of any Restricted Payments made by the Borrower or any Subsidiary using the Available Amount pursuant to Section 6.06(a)(x) after the Effective Date and prior to the Available Amount Reference Time; and
(iii)the aggregate amount of any payments in respect of Subordinated Indebtedness made by the Borrower or any Subsidiary using the Available Amount pursuant to Section 6.06(b)(iv) after the Effective Date and prior to the Available Amount Reference Time.
“Available Amount Reference Time” has the meaning specified in the definition of “Available Amount”.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(f).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to any Loan Party or any of its respective Subsidiaries by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Obligations” means any and all obligations of the Loan Parties or their respective Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan, Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that, if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or Daily Simple SOFR, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(c).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the Daily Simple SOFR; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities in the United States at such time; and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in dollars at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been, or if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset

Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” means Goosehead Insurance Holdings, LLC, a Delaware limited liability company.
“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) Term Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be a day that is also a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations or finance lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, in each case excluding such Person’s obligations for operating leases.
“Casualty Event” means any event that gives rise to the receipt by Holdings or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, assets or real property (including any improvements thereon) to replace or repair such equipment, assets or real property.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code or a partnership one or more partners in which is a CFC.
“CFC Holdco” means any Subsidiary substantially all of the assets of which constitute the equity or indebtedness of CFCs or other CFC Holdcos that does not conduct any business activity unrelated to such assets and does not incur any liabilities.

“Change in Control” means (a) the occurrence, or any Loan Party becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, proxy, vote, written notice or otherwise), 1. any Person (other than a Permitted Holder) or 2. Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), in each case, becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Equity Interests of the Public Parent representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Public Parent (it being understood and agreed that for purposes of measuring beneficial ownership held by any Person that is not a Permitted Holder, Equity Interests held by any Permitted Holder will be excluded), unless the Permitted Holders have, at such time, directly or indirectly, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Public Parent; or (b) Holdings shall cease to directly own and control 100% of each class of the outstanding Equity Interests of the Borrower.
“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, rules, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning assigned to such term in Section 9.17.
“Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Incremental Revolving Loans, Revolving Loans under Refinancing Revolving Credit Commitments of a given Refinancing Series, Initial Term Loans, Term B-1 Loans, Extended Term Loans of a given Extension Series, Incremental Term Loans or Refinancing Term Loans of a given Refinancing Series, (b) any Commitment, refers to whether such Commitments are Revolving Commitments, Extended Revolving Credit Commitments of a given Extension Series, Refinancing Revolving Credit Commitments of a given Refinancing Series, ~~Initial~~the Additional Term ~~Loan Commitments~~B-1 Commitment, Incremental Term Loan Commitments or Refinancing Term Loan Commitments of a given Refinancing Series and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, to secure the Secured Obligations, together with the Mortgaged Properties, if any; provided that in no event will the Collateral include Excluded Assets.
“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and all other agreements, instruments and documents executed or delivered in connection with this Agreement that create or perfect Liens to secure the Secured Obligations.
“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment.
“Commitment Schedule” means the Schedule attached hereto identified as such.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 8.03(c).
“Compliance Certificate” means a certificate of a Financial Officer of Holdings in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus
(a) without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of:
(d) (i) Consolidated Interest Expense for such period,
(e)(ii) income tax expense for such period net of tax refunds,
(f)(iii) all amounts attributable to depreciation and amortization expense for such period,
(g)(iv) any non-cash charges for such period,
(h)(v) any extraordinary, unusual or nonrecurring items,
(i)(vi) to the extent given effect in calculating Consolidated Net Income for such period, the actual amount of out-of-pocket transaction fees, costs and expenses incurred by the Loan Parties on or prior to the Effective Date in connection with this Agreement, the other Loan Documents and the Transactions to occur on the Effective Date,
(j)(vii) Transaction Costs (expensed or capitalized), deducted (and not added back) in computing Consolidated Net Income,
(k)(viii) any costs or expenses incurred during such period pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Public Parent during such period or net cash proceeds of an issuance of Equity Interests of the Public Parent (other than Disqualified Stock) during such period,
(l)(ix) one-time costs or charges associated with public company compliance,
(m)(x) other non-cash charges, expenses or losses,
(n)(xi) [reserved],
(o)(xii) the Net New Producer Payroll; provided that the aggregate amount of the Net New Producer Payroll shall not exceed 10% of Consolidated EBITDA (calculated after taking account of the add-back in this clause (xii)) for any such four-quarter period (which calculated pro forma impact will be derived from the income statement separately maintained for financial reporting purposes for the New Producer Program and will not include any net operating costs from employees otherwise excluded or separate from the New Producer Program),
(p)(xiii) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, and other cost synergies related to mergers, business combinations, acquisitions, Investments, dispositions and other similar transactions, or related to restructuring initiatives, cost savings initiatives and other initiatives and projected by the Borrower in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of the Borrower), in any such case, within 24 months after the date of consummation of such merger, business combination, acquisition, Investment, disposition or other similar transaction or the initiation of such restructuring initiative, cost savings initiative or other initiative; provided that, for the purpose of this clause (xiii), (I) any such adjustments shall be added to Consolidated EBITDA for each period until fully realized and shall be calculated on a pro forma basis as though such adjustments had been realized on the first day of the relevant period and shall be calculated net of the amount of actual benefits realized from such actions, (II) any such adjustments shall be reasonably identifiable and (III) no such adjustments shall be added pursuant to this clause (xiii) to the extent duplicative of any items related to adjustments included in the definition of Consolidated Net Income, First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio (it being understood that for purposes of the foregoing “run rate” shall mean the full pro forma recurring benefit that is associated with any such action); provided, further, that the aggregate amount added back in respect of this clause (a)(xiii) and Section 1.05, together with the aggregate amount added back pursuant to clause (xiv) below, for any four-quarter period shall not exceed an amount equal to 25% of Consolidated EBITDA for such period (calculated after giving effect to such adjustments),
(q)(xiv) adjustments consistent with Regulation S-X of the Securities Act; provided that the aggregate amount added back in respect of this clause (xiv), together with the aggregate amount added back pursuant to clause (a)(xiii) above and Section 1.05, for any four-quarter period shall not exceed an amount equal to 25% of Consolidated EBITDA for such period (calculated after giving effect to such adjustments); minus
(r)(b) without duplication and to the extent included in Consolidated Net Income, the sum of:
(s)(i) any non-cash items of income for such period and
(t)(ii) any cash payments made during such period in respect of non-cash charges described in clause (a)(iv) of this definition taken in a prior period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP), calculated for the Borrower and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.
“Consolidated Net Income” means, for any period, the consolidated net income (or loss) determined for the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, and (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions.
“Consolidated Total Assets” means, at any date, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Indebtedness” means, at any date, the sum of (without duplication) the principal amount of (i) all Indebtedness for borrowed money, (ii) Capital Lease Obligations and purchase money Indebtedness, (iii) unreimbursed LC Disbursements and (iv) guarantees of the foregoing, in each case, determined for the Borrower and its Subsidiaries on a consolidated basis at such date, in accordance with GAAP.
“Consolidated Total Net Indebtedness” means, at any date, (i) Consolidated Total Indebtedness on such date less (ii) the amount of cash or Permitted Investments of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date.
“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (including all amounts constituting trust cash, but excluding all cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date less (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries on such date, including (for purposes of both clauses (a) and (b) above) current and long-term deferred revenue but excluding (for purposes of both clauses (a) and (b) above, as applicable), without duplication, (i) the current portion of any funded Indebtedness, (ii) all revolving Indebtedness, (iii) the current portion of interest, (iv) the current portion of current and deferred income taxes, (v) non-cash compensation costs and expenses, (vi) any other liabilities that are not Indebtedness and will not be settled in cash or Permitted Investments during the next succeeding twelve month period after such date, (vii) the effects from applying recapitalization or purchase accounting, (viii) any earn out obligations until 30 days after such obligation becomes contractually due and payable and any earn-out obligation that becomes contractually due and payable to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment thereof are in escrow through customary arrangements and (ix) any asset or liability in respect of net obligations of such Person in respect of Swap Agreements entered into in the ordinary course of business; provided that Consolidated Working Capital shall be calculated without giving effect to (x) the depreciation of the U.S. Dollar relative to other foreign currencies or (y) changes to Consolidated Working Capital resulting from non-cash charges and credits to consolidated current assets and consolidated current liabilities (including, without limitation, derivatives and deferred income tax); provided, further, that for purposes of calculating Excess Cash Flow, increases or decreases in working capital shall exclude the impact of adjusting items in the definition of “Consolidated Net Income”.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in Control of, is Controlled by, or is under common Control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in Holdings and/or other companies.
“Converted Term Loan” means, as to any Amendment No. 1 Consenting Lender that has indicated on its counterpart to Amendment No. 1 that it is requesting to convert its Initial Term Loans to Term B-1 Loans, the entire aggregate principal amount of such Amendment No. 1 Consenting Lender’s Initial Term Loan subject to such request (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Amendment No. 1 Effective Date).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.21.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans or existing Revolving Loans (or unused Revolving Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (collectively, the “Refinanced Debt”); provided that (i) such Credit Agreement Refinancing Indebtedness shall not mature (or require commitment reductions) prior to the maturity date of the Refinanced Debt, and, in the case of any refinancing of Term Loans, such Credit Agreement Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt (provided that the requirements set forth in this clause (i) shall not apply to any Credit Agreement Refinancing Indebtedness consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (i)), (ii) such Credit Agreement Refinancing Indebtedness shall not have an aggregate principal amount (including any unutilized commitments) greater than the aggregate principal amount (including any unutilized commitments) of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the refinancing, (iii) the terms and conditions of such Credit Agreement Refinancing Indebtedness (except as otherwise provided in this definition) shall be as agreed between the Borrower and the financing sources providing such Credit Agreement Refinancing Indebtedness (provided that, if the terms of such Credit Agreement Refinancing Indebtedness are not consistent with the terms of the ~~Initial~~ Term B-1 Loans, such terms shall not be materially more favorable, taken as a whole, to such financing sources than the terms of the ~~Initial~~ Term B-1 Loans unless (I) the ~~Initial~~ Term B-1 Loans and the Revolving Commitments also receive the benefit of such more favorable terms pursuant to an amendment subject solely to the reasonable satisfaction of the Administrative Agent or (II) any such more restrictive terms apply only after the Maturity Date of the ~~Initial~~ Term B-1 Loans), (iv) such Credit Agreement Refinancing Indebtedness if consisting of Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall not mature (or require commitment reductions) prior to the maturity and commitment termination date for Revolving Commitments and Revolving Loans hereunder, (v) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, substantially concurrently with the issuance, incurrence or obtaining of such Credit Agreement Refinancing Indebtedness, (vi) such Credit Agreement Refinancing Indebtedness shall not be guaranteed by any Person other than any Loan Party and shall not have any obligors other than any Loan Party, (vii) to the extent such Credit Agreement Refinancing Indebtedness is secured, it is not secured by any property or assets other than the Collateral (it being agreed that such Credit Agreement Refinancing Indebtedness shall not be required to be secured by all of the Collateral), (viii) if such Credit Agreement Refinancing Indebtedness is secured by the Collateral, such Credit Agreement Refinancing Indebtedness shall be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent, (ix) (I) if the Refinanced Debt is subordinated in right of payment or lien priority to the Obligations, then any Credit Agreement Refinancing Indebtedness shall be subordinated in right of payment or lien priority to the Obligations, as applicable, on the same basis pursuant to a customary subordination agreement, intercreditor agreement or other provisions reasonably satisfactory to the Administrative Agent and (II) if the Refinanced Debt is unsecured, then any Credit Agreement Refinancing Indebtedness shall be unsecured, and (x) any Credit Agreement Refinancing Indebtedness (other than such Credit Agreement Refinancing Indebtedness that is revolving in nature) may participate (x) with respect to any voluntary prepayments, on a pro rata basis, less than pro rata basis or greater than pro rata basis with the existing Term Loans and (y) with respect to mandatory prepayments, on a pro rata basis (only to the extent such Credit Agreement Refinancing Indebtedness is secured on a pari passu basis with the ~~Initial~~ Term B-1 Loans and not subordinated in right of payment) or less than pro rata basis (but not greater than pro rata basis) (or, if such Credit Agreement Refinancing Indebtedness is subordinated in right of payment or security, on a less than pro rata basis) with the existing Term Loans.
“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.
“Credit Party” means the Administrative Agent, the Issuing Bank or any other Lender.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Declined Proceeds” has the meaning assigned to that term in Section 2.11(i).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become (or has a Parent that has become) the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Designated Non-Cash Consideration” shall mean the fair market value of consideration that is not deemed to be cash or Permitted Investments and that is received by the Borrower or its Subsidiaries in connection with a sale, transfer or other disposition pursuant to Section 6.05(n) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, setting forth the basis of such valuation (less the amount of the amount of cash or Permitted Investments received in connection with a subsequent disposition, redemption or repurchase of, or collection or payment on, such Designated Non-Cash Consideration).
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Disqualified Institution” means (i) the persons identified by the Borrower as “Disqualified Institutions” in writing to the Arranger on or prior to the Effective Date and (ii) any affiliate of any person described in clause (i) above (other than any such affiliate that is a bona fide debt fund) that is either identified by the Borrower in writing to the Lead Arrangers from time or time or is clearly identifiable solely on the basis of similarity of name; provided, that (A) changes or additions to the list of Disqualified Institutions shall be delivered at any time and from time to time via email to [***] (the “Notice Email Address”), (B) any such updates to the list of Disqualified Institutions shall not become effective until after at least three (3) Business Days after notice thereof is furnished to the Administrative Agent at the Notice Email Address, (C) no such updates pursuant to this clause (ii) shall be deemed to retroactively disqualify any assignment or participation interest to the extent such assignment or participation interest was acquired by a party that was not a Disqualified Institution at the time of such assignment or participation (or, if earlier, at the time that it entered into a binding agreement to acquire such assignment or participation), as the case may be and (D) the Administrative Agent shall not have any liability or responsibility to ascertain, monitor, enforce or control any assignments to Disqualified Institutions. The list of Disqualified Institutions may be shared with any existing or prospective Lenders or participants upon request so long as such recipient agrees to keep such list confidential.
“Disqualified Stock” means any capital stock or other Equity Interest of any Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full of the Loans and all other Secured Obligations (other than unasserted contingent indemnification obligations that by their terms survive)), or is redeemable at the option of the holder thereof (whether described as a “put option” or otherwise) (other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full of the Loans and all other Secured Obligations (other than unasserted contingent indemnification obligations that by their terms survive)), in whole or in part (in each case other than Equity Interests that are redeemable solely for Equity Interests that are not otherwise Disqualified Stock), (b) is convertible into or exchangeable for (i) debt securities or (ii) any capital stock or other Equity Interest, in each case that would constitute Disqualified Stock pursuant to clause (a) above, prior to the date that is ninety-one (91) days after the latest applicable Maturity Date as in effect on the date of issuance of such capital stock or

Equity Interests or (c) provides for the scheduled payment of dividends or distributions in cash (other than for taxes attributable to the operations of the business of such Person).
“Dollars”, “dollars” or “$” refers to lawful money of the U.S.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“E&J LLC” means Evan and Jake, LLC, a Delaware limited liability company.
“ECF Percentage” has the meaning assigned to such term in Section 2.11(g).
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Earn-out Indebtedness” means, with respect to any Permitted Acquisition, any consideration to be deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, including any payment representing the deferred purchase price, “earn outs” and other agreements to make any payment the amount of which is, or the terms of payment to the seller in an acquisition of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business, in each case, to the extent stated as a liability on the balance sheet of the acquiring Person in accordance with GAAP.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Effective Date Refinancing” means the repayment in full of all Indebtedness, the termination of all commitments and the release of all liens thereunder, under that certain Second Amended and Restated Credit Agreement, dated as of July 21, 2021, by and among Holdings, the Borrower, each of the lenders and issuing banks party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and each of the other parties thereto (the “Existing Credit Agreement”).
“Effective Yield” means, as to any Indebtedness on any date of determination, the effective yield paid by the Borrower on such Indebtedness as determined by the Borrower and the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account (a) the applicable interest rate margins, (b) any interest rate “floors” (the effect of which floors shall be determined in a manner set forth in the proviso below and assuming that, if interest on such Indebtedness is calculated on the basis of a floating rate, that the “Term SOFR” or similar component, as applicable, of such formula is included in the calculation of Effective Yield) or similar devices, (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) all fees, including upfront or similar fees or original issue discount (which shall be equated to interest rate based upon an assumed four year average life to maturity on a straight-line basis (e.g. 100 basis points of original issue discount equals 25 basis points of interest rate margin for a four year average life to maturity) payable generally by the Borrower to Lenders or other institutions providing such Indebtedness, but excluding any structuring, ticking, unused line, commitment, amendment, underwriting and arranger fees and other similar fees not paid generally to all lenders in the primary syndication of such Indebtedness; provided that, with respect to any Indebtedness that includes a “floor”, (A) to the extent that the Term SOFR Reference Rate on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (B) to the extent that the Term SOFR Reference Rate on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, Release or threatened Release of any Hazardous Material or (iv) health and safety matters as they relate to exposure to Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any of its Subsidiaries directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings or the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Holdings or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of Holdings or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by Holdings or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings or any ERISA Affiliate of any notice, concerning the imposition upon Holdings or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical status, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” or “Events of Default” has the meaning assigned to such term in Article VII.
“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of:
(a)the sum, without duplication, of:
(i)Consolidated Net Income for such period;
(ii)an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided that, in each case, if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period);
(iii)decreases in Consolidated Working Capital and decreases in long-term accounts receivable in each case as of the end of such period from the Consolidated Working Capital and long-term accounts receivable as of the beginning of such period (except, in the case of each of the foregoing, any such increases or decreases that are as a result of the reclassification of items from short-term to long-term or vice versa) (other than any such decreases or increases, as applicable, arising from Acquisitions or dispositions outside the ordinary course of assets, business units or property by the Borrower or any of its Subsidiaries completed during such period or the application of recapitalization or purchase accounting);
(iv)an amount equal to the aggregate net non-cash loss on the disposition of assets, business units or property by the Borrower and its Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income;
(v)cash payments received in respect of Swap Agreements during such period to the extent not included in arriving at such Consolidated Net Income; and
(vi)income tax expense to the extent deducted in arriving at such Consolidated Net Income (net of any adjustments to the definition of “Consolidated Net Income” for cash tax benefits related to the tax amortization of intangible assets in such period);
minus
(b)the sum, without duplication, of:
(i)an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above);
(ii)(A) all mandatory prepayments of the Term Loans pursuant to Section 2.11(e) made during such period with any Net Available Cash realized or received with respect to any disposition pursuant to Section 6.05(e), (n) or (r) or any Casualty Event , but only to the extent that such Net Available Cash resulted in a corresponding increase in Consolidated Net Income, (B) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness under any revolving credit facility), the aggregate amount of all regularly scheduled principal amortization payments of the Term Loans and any other funded Indebtedness made on their due date during such period (including payments in respect of Capitalized Lease Obligations to the extent not deducted in the calculation of Consolidated Net Income); and (C) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness under any revolving credit facility), the aggregate amount of all optional prepayments, repurchases and redemptions of Indebtedness (other than (x) the Loans and (y) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during such period;
(iii)an amount equal to the aggregate net non-cash gain on the disposition of property by the Borrower and its Subsidiaries during such period (other than the disposition of property in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;
(iv)increases in Consolidated Working Capital and increases in long-term accounts receivable in each case as of the end of such period from the Consolidated Working Capital and long-term accounts receivable as of the beginning of such period (except, in the case of each of the foregoing, any such increases or decreases that are as a result of the reclassification of items from short-term to long-term or vice versa) (other than any such increases or decreases, as applicable, arising from Acquisitions or dispositions outside the ordinary course by the Borrower and its Subsidiaries during such period or the application of recapitalization or purchase accounting);
(v)the aggregate amount of expenditures actually made by the Borrower and its Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, except to the extent that such expenditures were financed by the incurrence of long-term Indebtedness;
(vi)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Subsidiaries during such period that are required to be made in connection with any prepayment, redemption, defeasance, acquisition or repurchase and/or similar payment of Indebtedness, except to the extent that such payments were financed by the incurrence of long-term Indebtedness;
(vii)the aggregate amount of all payments paid in cash by the Borrower and its Subsidiaries during such period in connection with, or necessary to consummate, the Transactions;
(viii)income taxes, including penalties and interest, paid in cash in such period; and
(ix)cash expenditures made in respect of Swap Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income.
“Excluded Assets” means, with respect to any Loan Party:
(a)subject to clause (b) below, any of such Loan Party’s right, title or interest in any license, contract or agreement (including with respect to any purchase money indebtedness permitted to be incurred hereunder) to which such Loan Party is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant (i) would, under the express terms of such license, contract or agreement result in a breach of the terms of, constitute a default under or create a right of termination in favor of, or require the consent of, any other party to such license, contract or agreement (other than to the extent that any such term (x) has been waived or (y) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or (ii) is prohibited by applicable Requirements of Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such prohibition; provided, that (A) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision or applicable Requirements of Law, the Collateral shall include, and the applicable Loan Party shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (B) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interest in and Liens upon any rights or interests of a Loan Party in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement;
(b)any leasehold interests in real property;
(c)any owned real property (other than Material Real Property); and
(d)“intent to use” trademark and service mark applications;
(e)any asset, the grant or perfection of a security interest in which would result in material adverse tax consequences to any Loan Party as reasonably determined by the Borrower and specified in a written notice to the Administrative Agent;
(f)the capital stock of (i) any CFC and (ii) any CFC Holdco, in each case in excess of 65% of the issued and outstanding voting capital stock of any such Person.

    (g)    governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under, or such security interest is restricted by, applicable Requirement of Law (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition (but excluding proceeds of any such governmental license), or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law); provided, that (i) immediately upon the ineffectiveness, lapse, termination or waiver of any such applicable Requirements of Law, the Collateral shall include, and the applicable Loan Party shall be deemed to have granted a security interest in, all such assets as if such provision had never been in effect and (ii) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interest in and Liens upon any rights or interests of a Loan Party in or to the proceeds of, or any monies due or to become due under, any such assets; and
    (h)          deposit accounts used solely for payroll, 401(k), other employee benefit plans, withholding tax accounts or trust or fiduciary accounts.
Notwithstanding the foregoing, “Excluded Assets” shall not include proceeds, substitutions or replacements of any Excluded Asset unless such proceeds, substitutions or replacements would independently constitute Excluded Assets.
“Excluded Subsidiary” means (a) any Subsidiary that is not a Material Domestic Subsidiary, (b) any Subsidiary that is prohibited or restricted by applicable Law, rule or regulation or by any contractual obligation existing on the Effective Date or on the date such Subsidiary is acquired (so long as in respect of any such contractual obligation, such prohibition is not incurred in contemplation of such acquisition) from guaranteeing the Secured Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (c) captive insurance subsidiaries, (d) not-for-profit Subsidiaries, (e) special purpose entities reasonably satisfactory to the Administrative Agent, (f) any non-wholly owned Subsidiary, (g) any Unrestricted Subsidiary, and (h) any other Subsidiary with respect to which the Administrative Agent and the Borrower agree that the cost (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the practical benefit to the Lenders afforded thereby; provided, however, that in no event shall Borrower constitute an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Letters of Credit” means the Letters of Credit listed on Schedule 2.06.
“Existing Revolver Tranche” has the meaning specified in Section 2.25(b).
“Existing Term Loan Tranche” has the meaning specified in Section 2.25(b).
“Extended Revolving Credit Commitments” has the meaning specified in Section 2.25(b).
“Extended Revolving Credit Loans” means one or more Classes of Revolving Loans that result from an Extension Amendment.
“Extended Term Loan” has the meaning specified in Section 2.25(a).
“Extending Revolving Credit Lender” has the meaning specified in Section 2.25(c).
“Extending Term Loan Lender” has the meaning specified in Section 2.25(c).
“Extension” means the establishment of an Extension Series by amending a Loan pursuant to the terms of Section 2.25 and the applicable Extension Amendment.
“Extension Amendment” has the meaning specified in Section 2.25(d).
“Extension Election” has the meaning specified in Section 2.25(c).
“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.
“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Covenant” has the meaning assigned to such term in Section 6.12(a).
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings or the Borrower, as the case may be.
“Financial Statements” has the meaning assigned to such term in Section 5.01.
“First Lien Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Indebtedness on such date that is secured by a Lien on any assets of the Loan Parties on a first priority basis to (b) Consolidated EBITDA for the Test Period ended on or most recently prior to such date, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP
“Fixed Amounts” has the meaning assigned to such term in Section 1.10(b).
“Flood Laws” has the meaning assigned to such term in Section 8.10.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or the Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Term SOFR Rate and the Daily Simple SOFR shall be zero.
“Foreign Casualty Event” has the meaning assigned to such term in Section 2.11(j).
“Foreign Disposition” has the meaning assigned to such term in Section 2.11(j).
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Franchise” means a franchise (including any master franchises, area development agreements, subfranchises, seller-assisted marketing plans or licenses) operated by Franchisees of any Loan Party pursuant to the Franchise Agreements.
“Franchise Agreement” means all franchise, master franchise and similar agreements, all equipment lease or similar agreements with Franchisees, all area hold or similar agreements and all other agreements with any Franchisee to which any Loan Party is a party.
“Franchise Laws” has the meaning assigned to such term in Section 3.26(a).

“Franchisee” means any Person who purchased a Franchise from any Loan Party, or who otherwise owns a Franchise, including, without limitation, all master franchisees, sub-franchisees, licensees and sub-licensees.
“Funding Account” has the meaning assigned to such term in Section 4.01(h).
“GAAP” means generally accepted accounting principles in the United States of America.
“GHM Holdings” means GHM Holdings, LLC, a Delaware limited liability company.
“Goosehead Management” means Goosehead Management LLC, a Delaware limited liability company.
“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” means (i) with respect to the Borrower, the Specified Ancillary Obligations and (ii) with respect to any other Loan Guarantor, the Secured Obligations, and, in each case, all costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any other Loan Guarantor or any other guarantor of all or any part of the Secured Obligations; provided that, in each case, the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.
“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-

containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.
“Holdings” means Goosehead Financial, LLC, a Delaware limited liability company and the direct parent of the Borrower.
“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including, in each case, adoptive relationships) and any trust, partnership or other bona fide estate planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Incremental Amendment” has the meaning set forth in Section 2.23(f).
“Incremental Commitments” has the meaning set forth in Section 2.23(a).
“Incremental Equivalent Debt” has the meaning set forth in Section 6.01(t).
“Incremental Facility Closing Date” has the meaning set forth in Section 2.23(d).
“Incremental Lenders” has the meaning set forth in Section 2.23(c).
“Incremental Loan” has the meaning set forth in Section 2.23(b).
“Incremental Request” has the meaning set forth in Section 2.23(a).
“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.23(c).
“Incremental Revolving Loan” has the meaning set forth in Section 2.23(b).
“Incremental Revolving Loan Commitments” has the meaning set forth in Section 2.23(a).
“Incremental Term Loan” shall have the meaning provided in Section 2.23(b).
“Incremental Term Loan Commitments” has the meaning set forth in Section 2.23(a).
“Incremental Term Loan Lender” has the meaning set forth in Section 2.23(c).
“Incurrence-Based Amounts” has the meaning specified in Section 1.10(b).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and other liabilities incurred in the ordinary course of business and not past due by more than ninety (90) days, unless after such ninety (90) day period such payables or liabilities are being actively contested in good faith pursuant to appropriate proceedings), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, and so long as such Lien encumbers only such property so owned or acquired and no other property of Holdings or any of its Subsidiaries; provided that amount of such Indebtedness will be the lesser of (i) the fair market value of such property or asset at such date of determination and (ii) the amount of such Indebtedness of such other Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) obligations under any earn-out to the extent reflected as a liability on Holdings’ or its Subsidiaries’ balance sheet in accordance with GAAP, (k) any other Off-Balance Sheet Liability, (l) any Disqualified Stock of such Person and (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For avoidance of doubt, “Indebtedness” shall not include such Person’s obligations for operating leases.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information” has the meaning assigned to such term in Section 9.12.
“Information Memorandum” means the Lender Presentation dated December 2024 relating to the Borrower and the Transactions.
“Initial Revolving Loan” means any Loans made pursuant to Section 2.01(a).
“Initial Term Loan” means ~~a Loan made pursuant to Section 2.01(b). The aggregate outstanding principal amount of all Initial Term Loans funded hereunder as of the Effective Date (immediately after giving effect to the funding of the Initial Term Loans) is $300,000,000.~~all of the Term Loans outstanding under this Agreement immediately prior to the Amendment No. 1 Effective Date.
~~“Initial Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Initial Term Loans, expressed as an amount representing the maximum principal amount of the Initial Term Loans to be made by such Lender, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lenders pursuant to Section 9.04. The initial amount of each Lender’s Initial Term Loan Commitment is set forth on the Commitment Schedule or in the most recent Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04, executed by such Term Lender, as applicable. The aggregate amount of the Lenders’ Initial Term Loan Commitments on the Effective Date is $300,000,000. After advancing the Initial Term Loan, each reference to a Term Lender’s Initial Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Initial Term Loans.~~

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each calendar quarter and the applicable Maturity Date, and (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the applicable Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date~~.~~; provided that the Amendment No. 1 Effective Date shall constitute an Interest Payment Date with respect to accrued and unpaid interest up to but excluding the Amendment No. 1 Effective Date for the Initial Term Loans prepaid or refinanced on such date (including the Converted Term Loans).
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Revolving Commitment), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Inventory” has the meaning assigned to such term in the Security Agreement.
“Investment” has the meaning assigned to such term in Section 6.04.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means, individually and collectively, each of Chase and Citizens Bank, N.A., each in its capacity as the issuer of Letters of Credit hereunder, and any other Revolving Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Revolving Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i) and with respect to the Existing Letters of Credit, each Issuing Bank set forth on Schedule 2.06. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any

Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.
“Issuing Bank Sublimit” means, as of the Effective Date, (i) $2,500,000, in the case of Chase, (ii) $2,500,000, in the case of Citizens Bank, N.A. and (iii) in the case of any other Issuing Bank, such amount as shall be designated to the Administrative Agent and the Borrower in writing by such Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase its Issuing Bank Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Borrower.
“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Key Managers” means Mark E. Jones and Robyn Jones.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“LCT Election” has the meaning assigned to such term in Section 1.10.
“LCT Test Date” has the meaning assigned to such term in Section 1.10.
“Lenders” means the Persons listed on the Commitment Schedule (or, if the Commitments have terminated or expired, a Person holding Credit Exposure) and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Issuing Bank.
“Lender-Related Person” has the meaning assigned to it in Section 9.03(d).
“Letters of Credit” means the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require, and shall include the Existing Letters of Credit.

“Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b).
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Transaction” means any (i) Acquisition or other investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (ii) any investment or redemption or repayment of Indebtedness requiring irrevocable notice in advance of such redemption or repayment.
“Loan Documents” means, collectively, this Agreement, Amendment No. 1, each promissory note issued pursuant to this Agreement, each Letter of Credit Agreement, each Collateral Document, the Loan Guaranty and each other agreement, fee letter, instrument, document and certificate identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including each other pledge, power of attorney, consent, assignment, contract, notice, letter of credit agreement, letter of credit applications and any agreements between the Borrower and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit in connection with this Agreement or the commercial lending facility made available hereunder. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Guarantor” means each Loan Party.
“Loan Guaranty” means Article X of this Agreement.
“Loan Parties” means, collectively, Holdings, the Borrower and the Subsidiary Guarantors and their successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.
“Loans” means the loans and advances made by the Lenders to the Borrower or re-evidenced pursuant to this Agreement, including for the avoidance of doubt the Term B-1 Loans.
“M&D LLC” means Max and Dane, LLC, a Delaware limited liability company.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or financial condition of the Loan Parties and their respective Subsidiaries taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their respective Obligations or (c) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents, taken as a whole.
“Material Domestic Subsidiary” means each Domestic Subsidiary of the Borrower, other than a CFC Holdco, (i) which for the Test Period most recently ended, contributed greater than two and one half percent (2.5%) of Consolidated EBITDA for such period or (ii) which contributed greater than two and one half percent (2.5%) of Consolidated Total Assets as of the end of such most recent fiscal quarter; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Domestic Subsidiaries of the Borrower that are not Material Domestic Subsidiaries exceeds five percent (5%) of Consolidated EBITDA for any such period or five percent (5%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries.
“Material Foreign Subsidiary” means each Foreign Subsidiary of any Loan Party (i) which, for the Test Period most recently ended, contributed greater than two and one half percent (2.5%) of Consolidated EBITDA for such period or (ii) which contributed greater than two and one half percent (2.5%) of Consolidated Total Assets as of the end of such most recent fiscal quarter; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Foreign Subsidiaries of the Loan Parties that are not Material Foreign Subsidiaries exceeds five percent (5%) of Consolidated EBITDA for any such period or five percent (5%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Foreign Subsidiaries as “Material Foreign Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Foreign Subsidiaries.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and its Subsidiaries in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Real Property” means any real property located in the United States that is owned in fee by any Loan Party with a fair market value greater than $1,000,000 (as reasonably determined by the Borrower).
“Maturity Date” means (a) with respect to the Revolving Commitments and Revolving Loans, the Revolving Credit Maturity Date, (b) with respect to the ~~Initial~~ Term B-1 Loans, the Term Loan Maturity Date, (c) with respect to any tranche of Extended Term Loans, Extended Revolving Credit Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Amendment, (d) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment and (e) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.
~~“MFN Adjustment” has the meaning assigned to such term in Section 2.23(e)(i)(D).~~
~~“MFN Exclusions” has the meaning assigned to such term in Section 2.23(e)(i)(D).~~
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means any mortgage, deed of trust or other similar agreement which conveys a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on the Material Real Property and delivered pursuant to Section 5.13, including any amendment, restatement, modification or supplement thereto.
“Mortgage Instruments” means, with respect to the Mortgaged Properties, such ALTA title insurance policies in an amount not to exceed the fair market value of the applicable Mortgaged Property and otherwise reasonably acceptable to the Administrative Agent (with endorsements reasonably requested by the Administrative Agent), flood certifications and flood insurance as required by law (and, if applicable FEMA form acknowledgements of insurance), customary opinions of counsel in the state where the applicable Mortgaged Property is located (in form and substance reasonably acceptable to the Administrative Agent), and mortgage tax affidavits and declarations required by law.
“Mortgaged Properties” means the properties on which Mortgages are delivered pursuant to Section 5.13.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Available Cash” with respect to any sale, transfer or other disposition means cash proceeds received (including any cash proceeds received from the sale or other disposition of any Designated Non-Cash Consideration received in any disposition, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such disposition or received in any other non-cash form) therefrom, in each case net of:
(i)all legal, accounting, consulting, investment banking, survey costs, title and recording expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions, relocation expenses, commissions, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such transaction;
(ii)all Taxes paid, reasonably estimated to be payable, Tax reserves set aside or payable or accrued as a liability under GAAP (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution or deemed distribution of such proceeds to Holdings, the Borrower or any of its Subsidiaries, transfer taxes, deed or mortgage recording taxes and Taxes that would be payable in connection with any repatriation of such proceeds);
(iii) all payments made on any Indebtedness which is secured by any assets subject to such transaction, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such transaction;

(iv)all distributions and other payments required to be made to non-controlling interest or minority interest holders (other than Holdings, the Borrower or any of its Subsidiaries) in Subsidiaries or joint ventures as a result of such transaction;
(v)all costs associated with unwinding any related Swap Agreements in connection with such transaction;
(vi)the deduction of appropriate amounts required to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such transaction and retained by Holdings, the Borrower or any Subsidiary after such transaction, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction;
(vii)any portion of the purchase price from such transaction placed in escrow, whether for the satisfaction of any indemnification obligations in respect of such transaction, as a reserve for adjustments to the purchase price associated with any such transaction or otherwise in connection with such transaction; and
(viii)the amount of any liabilities (other than Indebtedness in respect of this Agreement) directly associated with such asset being sold and retained by Holdings, the Borrower or any of its Subsidiaries.
“Net New Producer Payroll” means, for any period, the difference (if positive) of (i) the amount of the salaries and wages earned by specific sales personnel hired by the Borrower, the performance of which personnel is being tracked separately for financial reporting purposes (the “New Producer Program”), within the first thirty-six (36) months of employment of such personnel, over (ii) the amount of commissions that would have been earned by such personnel under the Borrower’s standard commission arrangement during such period.
“New Producer Program” has the meaning set forth in the definition of “Net New Producer Payroll”.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligated Party” has the meaning assigned to such term in Section 10.02.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), payment obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any Indemnitee, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liability” of a Person means (a) any obligations under any so-called “synthetic lease” transaction entered into by such Person, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP, or (b) any obligations arising with respect to any other transaction which is the functional equivalent of a borrowing of money, but which does not constitute a liability on the balance sheet of such Person (other than operating leases).
“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(e)(i).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit, or any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Paid in Full” or “Payment in Full” means, (i) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit in an amount equal to 103% of the LC Exposure as of the date of such payment, or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank, (iii) the indefeasible payment in full in cash of the accrued and unpaid fees, (iv) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (v) the termination of all Commitments, and (vi) the termination of the Swap Agreement Obligations and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Payment” has the meaning assigned to it in Section 8.06(c).
“Payment Notice” has the meaning assigned to it in Section 8.06(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means any Acquisition by any Loan Party (other than Holdings) in a transaction that satisfies each of the following requirements: (i) the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto; (ii) if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person shall become a Subsidiary of a Loan Party (other than Holdings) pursuant to the terms of this Agreement; (iii) if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Subsidiary (other than Holdings) shall acquire such assets; (iv) if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U and (v) all actions required to be taken with respect to any newly acquired or formed wholly-owned Subsidiary of a Loan Party required under Section 5.13 shall have been taken.
“Permitted Encumbrances” means:
(a)Liens imposed by law for Taxes that are not yet delinquent (or thereafter payable without penalty) or are being contested in compliance with Section 5.04;
(b)Liens of carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04;
(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and
(e)attachments, appeal bonds, judgment Liens and other similar Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (e) above.
“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower or any other Loan Party in the form of one or more series of senior secured notes or loans; provided (i) such Indebtedness is secured by the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations (but without regard to control of remedies) and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness.
“Permitted Holders” means (a) any of the Key Managers or their Controlled Investment Affiliates, (b) any Person that directly or indirectly holds or acquires 100% of the total voting power of the Equity Interests of Holdings, and of which Key Managers or their Controlled Investment Affiliates, collectively, have, directly or indirectly, beneficial ownership of more than 50% of the total voting power of such Person (such Person, a “Permitted Parent”), and (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) of which any of the Permitted Holders are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Key Managers or their Controlled Investment Affiliates, collectively, have, directly or indirectly, beneficial ownership of more than 50% of the total voting power of the Equity Interests of Holdings or any Permitted Parent.
“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;
(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000.
“Permitted Junior Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower or any other Loan Party in the form of one or more series of secured notes or loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” (provided that such Indebtedness may be secured by a Lien on the Collateral that ranks junior in priority to the Liens on the Collateral securing the applicable Obligations and the obligations in respect of any Permitted First

Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”).
“Permitted Parent” has the meaning assigned to such term in the definition of Permitted Holder.
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower or any Loan Party in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness”.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdings or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Projections” has the meaning assigned to such term in Section 5.01(e).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Parent” means Goosehead Insurance, Inc., a Delaware corporation and the direct parent of Holdings.
“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its Controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.21.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Proceeds” shall mean assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Equity Interests shall be determined by the Borrower in good faith.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, if such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).
“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, and (c) each Lender and/or Additional Lender that agrees to provide any portion of the Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.24.
“Refinancing Revolving Credit Commitments” means one or more Classes of Revolving Commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Credit Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.
“Refinancing Series” means all Refinancing Term Loans and Refinancing Term Loan Commitments or Refinancing Revolving Credit Loans and Refinancing Revolving Credit Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans and Refinancing Term Loan Commitments or Refinancing Revolving Credit Loans and Refinancing Revolving Credit Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield (other than, for this purpose, any original issue discount or upfront fees), if applicable and amortization schedule.
“Refinancing Term Loan Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Register” has the meaning assigned to such term in Section 9.04(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Rejection Notice” has the meaning assigned to such term in Section 2.11(i).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.
“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Term SOFR Rate, and (ii) with respect to any RFR Borrowing, Daily Simple SOFR, as applicable.
“Repricing Event” shall mean (a) any prepayment or repayment of ~~Initial~~ Term B-1 Loans with the proceeds of, or any conversion of ~~Initial~~ Term B-1 Loans into, any new or replacement tranche of term loans the primary purpose of which is to reduce the Effective Yield applicable to such ~~Initial~~ Term B-1 Loans or (b) any amendment to the ~~Initial~~ Term B-1 Loans the primary purpose of which is to reduce the Effective Yield applicable to the ~~Initial~~ Term B-1 Loans; provided that any refinancing or repricing of ~~Initial~~ Term B-1 Loans in connection with (1) any Transformative Acquisition or (2) a Change of Control shall, in each case, not constitute a Repricing Event.
“Required Lenders” means, subject to Section 2.20, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and unused Commitments at such time.
“Required Revolving Lenders” means, subject to Section 2.20, at any time, Revolving Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time.
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person means the President, a Financial Officer, the Chief Executive Officer, General Counsel or other authorized executive officer of such Person.
“Restricted Payment” means, as the case may be, (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in Holdings or any of its Subsidiaries (but excluding debt securities convertible into Equity Interests) or (ii) the payment of any management, advisory, transaction services, monitoring, bonus or similar fees, howsoever designated, or the payment of any costs, expenses and indemnities under any management, advisory, monitoring or similar agreement.
“Restricted Subsidiary” shall mean any Subsidiary other than an Unrestricted Subsidiary.
“Revolver Extension Request” has the meaning set forth in Section 2.25(b).
“Revolver Extension Series” has the meaning set forth in Section 2.25(b).
“Revolving Borrowing” means any Borrowing of Revolving Loans.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the applicable documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date is $75,000,000.
“Revolving Credit Maturity Date” means January 8, 2030 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
“Revolving Exposure” means, with respect to any Lender, at any time, the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.
“Revolving Increase” has the meaning specified in Section 2.23(a).
“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means any Initial Revolving Loan, any Incremental Revolving Loan and any Extended Revolving Credit Loan and/or any Refinancing Revolving Credit Loans.
“RFR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Daily Simple SOFR (excluding, for the avoidance of doubt, any ABR Loan or Borrowing).
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (as of the Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject or target of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the State or the U.S. Department of Commerce, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission of the U.S.
“Secured Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Indebtedness on such date that is secured by a Lien on any assets of Borrower and its Subsidiaries to (b) Consolidated EBITDA for the Test Period ended on or most recently prior to such date, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Secured Obligations” means all Obligations, together with all Banking Services Obligations and Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.
“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations and (f) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Seller Note” means unsecured Indebtedness issued to sellers to satisfy a portion of the purchase price of a Permitted Acquisition provided such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent.
“Similar Business” shall mean any business, services or activities conducted or proposed to be conducted by the Borrower and its Subsidiaries on the Effective Date or any business, services or activities that are similar, reasonably related, incidental or ancillary thereto.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Rate Day” has the meaning assigned to it under the definition of Daily Simple SOFR.
“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates in respect of any Swap Agreement Obligations or any Banking Services Obligations.
“Specified Event of Default” means any Event of Default described in Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i).
“Statement” has the meaning assigned to such term in Section 2.18(f).
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person, the payment of which is subordinated to payment of the Secured Obligations.
“Subsequent Transaction” has the meaning assigned to such term in Section 1.10.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of the Borrower unless otherwise expressly stated. Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement and any reference to Subsidiary hereunder shall refer to a Restricted Subsidiary unless such Subsidiary is expressly referred to as an Unrestricted Subsidiary.
“Subsidiary Guarantor” means the Borrower’s Material Domestic Subsidiaries party hereto as Subsidiary Guarantors as of the Effective Date and any other Material Domestic Subsidiary of the Borrower that becomes a party to this Agreement pursuant to a Joinder Agreement. For the avoidance of doubt, “Subsidiary Guarantors” does not include any Unrestricted Subsidiary.
“Subsidiary Redesignation” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary”.
“Supported QFC” has the meaning assigned to it in Section 9.21.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries shall be a Swap Agreement.
“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their respective Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Swap Agreement permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender.
“Swap Obligation” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of May 1, 2018, among the Public Parent, Holdings and the “Members” party thereto, as such agreement may be amended or otherwise modified from time to time.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B-1 Loan" has the meaning assigned to such term in Section 2.01(b).
“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Term SOFR Rate.
“Term Lender” means a Lender having a Term Loan Commitment or holding an outstanding Term Loan.
“Term Loan” means an Initial Term Loan, a Term B-1 Loan, any Extended Term Loan, any Incremental Term Loan and/or any Refinancing Term Loan, as applicable.
“Term Loan Commitment” means the ~~Initial~~Additional Term ~~Loan Commitments~~B-1 Commitment, any Incremental Term Loan Commitments and/or any Refinancing Term Loan Commitments, as applicable.
“Term Loan Extension Request” has the meaning set forth in Section 2.25(a).
“Term Loan Extension Series” has the meaning set forth in Section 2.25(a).
“Term Loan Increase” has the meaning set forth in Section 2.23(a).
“Term Loan Maturity Date” means January 8, 2032 (if the same is a Business Day, or if not then the immediately next succeeding Business Day).
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means the most recently ended period of four consecutive fiscal quarters for which financial statements have been, or were required to have been, delivered.
“Threshold Amount” means, at any time, the greater of (x) $7,400,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period.
“Total Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Indebtedness on such date to (b) Consolidated EBITDA for the Test Period ended on or most recently prior to such date, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Transaction Costs” means any fees, costs, expenses or charges (other than depreciation and amortization expense) related to any investment, acquisition, disposition, or the incurrence or registration (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not consummated or successful), including the entering into of this Agreement and any future amendment, waiver or other modification of this Agreement, in each case, whether or not consummated.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Transformative Acquisition” shall mean any acquisition by the Borrower or any Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.
“TWIG” means Texas Wasatch Insurance Holdings Group, LLC, a Delaware limited liability company.
“TWIS” means Texas Wasatch Insurance Services, L.P., a Texas limited partnership.
“TWIHG Holdings” means TWIHG Holdings, LLC, a Delaware limited liability company.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the Daily Simple SOFR or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrower, whether now owned or acquired or created after the Effective Date, that is designated on or after the Effective Date by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate an Unrestricted Subsidiary after the Effective Date so long as (a) no Event of Default has occurred and is continuing or would result therefrom, (b) no such Subsidiary at the time of designation or at any time thereafter may own any intellectual property that is material to the business of the Borrower and the Subsidiaries taken as a whole (as determined in good faith by the Borrower) and (c) all investments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sentence) are permitted in accordance with the relevant requirements of Section 6.04; and (2) any subsidiary of an Unrestricted Subsidiary (unless transferred to such Unrestricted Subsidiary or any of its subsidiaries by the Borrower or one or more of its Subsidiaries after the date of the designation of the parent entity as an “Unrestricted Subsidiary” hereunder, in which case the subsidiary so transferred would be required to be independently designated in accordance with preceding clause (1)). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an investment by the Borrower (or its Subsidiaries) therein at the date of designation in an amount equal to the fair market value of the Borrower’s (or its Subsidiaries’) investments therein, which shall be required to be permitted on such date in accordance with Section 6.04 (and not as an investment permitted thereby in a Subsidiary). The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Event of Default has occurred and is continuing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence), (ii) [reserved] and (iii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of the preceding clause (i). The designation of any Unrestricted Subsidiary as a Subsidiary on or after the Effective Date shall constitute (x) the incurrence at the time of designation of any investment, Indebtedness or Liens of such Subsidiary existing at such time and (y) a return on any investment by the applicable Loan Party (or its relevant Subsidiaries) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s (or its relevant Subsidiaries’) investment in such Subsidiary.
“U.S.” means the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.21.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

Section 1.03.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.Accounting Terms; GAAP.
(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any of its Subsidiaries at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (iii) [reserved] and (iii) for the avoidance of doubt, without giving effect to the financial condition, results and performance of Unrestricted Subsidiaries.
(b)[Reserved].
Section 1.05.Pro Forma Adjustments for Acquisitions and Dispositions. To the extent the Borrower or any Subsidiary makes any acquisition permitted pursuant to Section 6.04 or disposition of assets outside the ordinary course of business permitted by Section 6.05 or consummates any other transaction requiring compliance with the First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio, during the Test Period most recently ended, the First Lien Net Leverage Ratio, Secured Net Leverage Ratio and Total Net Leverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with (but without giving effect to any “management’s adjustments” under) Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of the Borrower), as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period (excluding Consolidated Total Assets) subject to the terms and conditions (including any caps or other limitations) set forth in the definition of Consolidated EBITDA and any defined terms used therein, (ii) unless otherwise expressly required hereunder, such pro forma calculation shall be determined by reference to the financial statements for the Test Period ended on or most recently prior to such calculation for which financial statements have been delivered (or are required to have been delivered) to the Administrative Agent pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)) and (iii) any such calculation made by reference to, or requiring pro forma compliance with, any of the financial covenants shall be made by reference to the applicable financial covenant levels required under Section 6.12 for the quarter during which such acquisition, disposition or other transaction was consummated.

Section 1.06.Status of Obligations. In the event that Holdings or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, Holdings and the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

Section 1.07.Interest Rates; Benchmark Notification. The interest on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.08.Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 1.09.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.10.Certain Conditions, Calculations and Tests.
(a)In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:
(i)determining compliance with any provision of the Loan Documents (other than actual compliance with the Financial Covenant) which requires the calculation of any financial ratio or test, including the First Lien Net Leverage Ratio, Secured Net Leverage Ratio or the Total Net Leverage Ratio; or
(ii)testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA);
(b)in each case, at the option of the Borrower (Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) as if they had occurred on the first day of the most recent Test Period ending prior to the LCT Test Date (except with respect to any incurrence or repayment of indebtedness for purposes of the calculation of any leverage-based test or ratio, which shall in each case be treated as if they had occurred on the last day of such Test Period), the Borrower would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with; provided that, if financial statements for one or more subsequent fiscal periods shall have become available, the Borrower may elect, in its sole discretion, to redetermine all such pro forma tests on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to the applicable LCT Test Date. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of indebtedness, or the designation of an Unrestricted Subsidiary (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under the Loan Documents, any such ratio, test or basket shall be required to be satisfied on a pro forma basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) have not been consummated. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant of this Agreement that does not require compliance with a financial ratio or test (including any First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant of this Agreement that does require compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (x) the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such incurrence but (y) the all applicable and related transactions (or series of related transactions) shall be calculated on a pro forma basis (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases, redemptions or other retirements of Indebtedness) and all other pro forma adjustments.
(c)For purposes of determining compliance with any of the covenants set forth in Section 5 or Section 6 at any time (whether at the time of incurrence or thereafter), if any Lien, investment, Indebtedness, disposition, Restricted Payment or Affiliate transaction meets the criteria of one, or more than one, of the clauses of the Section permitting such Lien, investment, Indebtedness, Restricted Payment or Affiliate transaction, as the case may be, the Borrower (i) shall in its sole discretion determine under which clause or clauses of such Section such Lien (other than Liens securing the Obligations), investment, Indebtedness (other than Indebtedness under the Loan Documents), disposition, Restricted Payment or Affiliate transaction (or, in each case, any portion there), as the case may be, is permitted and (ii) shall be permitted, in its sole discretion, to make any redetermination and/or to divide, classify or reclassify under which clause or clauses of such Section that such Lien, investment, Indebtedness, disposition, Restricted Payment or Affiliate transaction, as the case may be, is permitted from time to time.
Section 1.11.Cashless Roll. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
Article II

The Credits
Section 2.01.Commitments.
(a)Subject to the terms and conditions set forth herein, each Revolving Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10(a)) in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
(b)Subject to the terms and conditions set forth herein, ~~each Lender with an Initial Term Loan Commitment severally (and not jointly)~~(i) the Additional Term B-1 Lender agrees to make ~~its ratable share of~~ a term loan ~~(the “Initial Term Loan”)~~ to the Borrower ~~on the~~denominated in dollars (together with each Loan converted from a Converted Term Loan pursuant to subclause (ii) below, a “Term B-1 Loan”) on the Amendment No. 1 Effective Date in an ~~aggregate principal~~ amount not to exceed ~~its Initial Term Loan Commitment. The Initial Term Loan will be disbursed to the Borrower in a single advance on the Effective Date~~the amount of its Additional Term B-1 Commitment and (ii) each Converted Term Loan of each Amendment No. 1 Consenting Lender shall be converted into a Term B-1 Loan of such Lender effective as of the Amendment No. 1 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Term Loan immediately prior to such conversion. As of the Amendment No. 1 Effective Date, the aggregate principal amount of Term B-1 Loans is $299,250,000. Amounts prepaid or repaid in respect of ~~Initial~~ Term B-1 Loans may not be reborrowed.
Section 2.02.Loans and Borrowings.
(a)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. The ~~Initial~~ Term B-1 Loans shall amortize as set forth in Section 2.10.

(b)Subject to Section 2.14, each Revolving Borrowing and each Term Loan Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in a minimum amount of not less than $1,000,000 or whole multiples of $500,000 in excess thereof. At the time that each ABR Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $1,000,000 or whole multiples of $500,000 in excess thereof; provided that an ABR Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or, in the case of any ABR Revolving Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Term Benchmark Borrowings and RFR Borrowings outstanding.
(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Class of Borrowings.
Section 2.03.Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request signed by a Responsible Officer of the Borrower or through any Electronic System or an Approved Borrower Portal, in each case, a Borrowing Request signed by a Responsible Officer of the Borrower or through any Electronic System, if arrangements for doing so have been approved by the Administrative Agent, (a) in the case of a Term Benchmark Borrowing, not later than 12:00 noon, New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., New York City time, on the date of the proposed Borrowing; provided further that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall be irrevocable (except as otherwise revoked pursuant to Section 2.14(a) or (g)); provided further that any notice delivered under this paragraph may state that such notice is conditioned upon the effectiveness of other transactions permitted under this Agreement, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each such Borrowing Request shall specify the following information in compliance with Section 2.01:
(i)the Class of the Borrowing and the aggregate principal amount of the requested Borrowing;
(ii)the date of such Borrowing, which shall be a Business Day;
(iii)whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;
(iv)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07, and, if applicable, a breakdown of the separate wires comprising such Borrowing.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Notwithstanding the foregoing, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, in no event shall the Borrower be permitted to request an RFR Loan pursuant to this Section 2.03 (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(g)).
Section 2.04.[Intentionally Omitted].
Section 2.05.[Intentionally Omitted].
Section 2.06.Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of twenty (20) Letters of Credit outstanding. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.
(b)Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit through any Electronic System or any Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three Business Days (or such lesser number of days as the Issuing Bank and the Administrative Agent shall agree in their reasonable discretion) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using such bank’s standard form or such other form as agreed between the Borrower and the Issuing Bank (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the aggregate LC Exposure shall not exceed $5,000,000, (i) no Revolving Lender’s Revolving Exposure shall exceed its Revolving Commitment and (ii) the Aggregate Revolving Exposure shall not exceed the aggregate Revolving Commitments. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of this Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause ~~(i)~~(i) of this ~~Section 2.06(b)~~Section 2.06 (b).
An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or
(ii)the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(c)Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-extension by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration thereof, including, without limitation, any automatic extension provision, one year after such extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the extension thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above). Notwithstanding the foregoing, any Letter of Credit issued in the final year of this Agreement may expire no later than one year after the Revolving Credit Maturity Date so long as the Borrower cash collateralizes an amount equal to 103% of the face amount of such Letter of Credit, concurrently with the issuance of such Letter of Credit, in the manner described in Section 2.06(j) and otherwise on terms and conditions reasonably acceptable to the Issuing Bank and the Administrative Agent.
(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such

Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligations to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 9:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is received after 9:00 a.m., New York City time, on the day of receipt; provided that, if such LC Disbursement is greater than or equal to $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof, and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank, as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a nonappealable judgment of a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by fax or through Electronic Systems) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)Replacement and Resignation of the Issuing Bank.
(i)The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.
(ii)Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.
(j)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the

Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash in dollars equal to 103% of the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c) and such LC Exposure has not been cash collateralized as required under such paragraph (c), the Borrower shall immediately deposit into the LC Collateral Account an amount in cash equal to 103% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account and all moneys or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Events of Default have been cured or waived pursuant to the terms hereof.
(k)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank other than Chase shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(l)LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
(m)Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
Section 2.07.Funding of Borrowings.
(a)Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that ~~Initial~~the Term B-1 Loans shall be made as provided in Section 2.01(b). Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing; provided, that any interest received from the Borrower by the Administrative Agent during the period beginning when Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent.
Section 2.08.Interest Elections.
(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer of the Borrower or through any Electronic System or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.. Each such Interest Election Request shall be irrevocable. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d), (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made or (iii) elect Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(g)).
(c)Each Interest Election Request (including requests submitted through any Electronic System or Approved Borrower Portal) shall specify the following information in compliance with Section 2.02:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)Prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (A) each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each RFR Borrowing shall be converted to an ABR Borrowing immediately.
Section 2.09.Termination and Reduction of Commitments.
(a)Unless previously terminated, (i) the ~~Initial~~Additional Term ~~Loan Commitments~~B-1 Commitment shall terminate at 5:00 p.m., New York City time, on the Amendment No. 1 Effective Date and (ii) all the Revolving Commitments shall terminate on the Revolving Credit Maturity Date.
(b)The Borrower may at any time terminate the Revolving Commitments upon the Payment in Full of the Secured Obligations.
(c)The Borrower may at any time and from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $500,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, (x) the Aggregate Revolving Exposure would exceed the aggregate Revolving Commitments or (y) the Revolving Exposure of any Lender would exceed the Revolving Commitment of such Lender.

(d)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.
Section 2.10.Repayment and Amortization of Loans; Evidence of Debt.
(a)The Borrower hereby unconditionally promises to pay in dollars to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date.
(b)The Borrower hereby unconditionally promises to pay in dollars to the Administrative Agent for the ratable account of each Term Lender holding ~~Initial~~ Term B-1 Loans in the installments and on the dates set forth below:

Date	Installment
~~June 30, 2025~~	~~$750,000~~
~~September 30, 2025~~	~~$750,000~~
December 31, 2025	$~~750,000~~748,125.00
March 31, 2026	$~~750,000~~748,125.00
June 30, 2026	$~~750,000~~ 748,125.00
September 30, 2026	$~~750,000~~ 748,125.00
December 31, 2026	$~~750,000~~ 748,125.00
March 31, 2027	$~~750,000~~ 748,125.00
June 30, 2027	$~~750,000~~ 748,125.00
September 30, 2027	$~~750,000~~ 748,125.00
December 31, 2027	$~~750,000~~ 748,125.00
March 31, 2028	$~~750,000~~ 748,125.00
June 30, 2028	$~~750,000~~ 748,125.00
September 30, 2028	$~~750,000~~ 748,125.00
December 31, 2028	$~~750,000~~ 748,125.00
March 31, 2029	$~~750,000~~ 748,125.00
June 30, 2029	$~~750,000~~ 748,125.00
September 30, 2029	$~~750,000~~ 748,125.00
December 31, 2029	$~~750,000~~ 748,125.00
March 31, 2030	$~~750,000~~ 748,125.00
June 30, 2030	$~~750,000~~ 748,125.00
September 30, 2030	$~~750,000~~ 748,125.00
December 31, 2030	$~~750,000~~ 748,125.00
March 31, 2031	$~~750,000~~ 748,125.00
June 30, 2031	$~~750,000~~ 748,125.00
September 30, 2031	$~~750,000~~ 748,125.00
December 31, 2031	$~~750,000~~748,125.00
Term Loan Maturity Date	Remaining balance of ~~Initial~~ Term B-1 Loans
(c)To the extent not previously paid, all unpaid ~~Initial~~ Term B-1 Loans shall be paid in full in cash in dollars by the Borrower on the Term Loan Maturity Date.
(d)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(e)Prior to any repayment of any Term Loan Borrowings under this Section, the Borrower shall select the Borrowing or Borrowings of the Term Loans to be repaid and shall notify the Administrative Agent by fax or through any Electronic System or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Administrative Agent, of such selection not later than 11:00 a.m., New York City time, (i), in the case of a Borrowing of Term Benchmark Loans, three (3) Business Days before the scheduled date of such repayment and (ii) in the case of a Borrowing of ABR Loans, one (1) Business Day before the scheduled date of such repayment. Each repayment of a Term Loan Borrowing shall be applied ratably to the Loans included in the repaid Term Loan Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amounts repaid.

(f)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(g)The entries made in the accounts maintained pursuant to paragraph (c) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.
(h)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
Section 2.11.Prepayment of Loans.
(a)The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty except as set forth in paragraph (d) of this Section, subject to prior notice in accordance with paragraph (c) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.
(b)In the event and on such occasion that the Aggregate Revolving Exposure exceeds the aggregate Revolving Commitments, the Borrower shall prepay the Revolving Loans and/or LC Exposure (or, if no such Borrowings are outstanding, deposit cash collateral in the LC Collateral Account in an aggregate amount equal to such excess, in accordance with Section 2.06(j)) in an aggregate principal amount sufficient to cause the aggregate principal amount of all Revolving Exposures to be less than or equal to the aggregate Revolving Commitments.
(c)The Borrower shall notify the Administrative Agent by fax or through any Electronic System or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment under this Section: (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 10:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of an RFR Borrowing, not later than 10:00 a.m., New York City time, five (5) U.S. Government Securities Business Days before the date of prepayment and (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable (provided that any such notice may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 (or, in the case of any RFR Loan, in such amount that would be permitted in the case of an advance of an ABR Revolving Borrowing as provided in Section 2.02), except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(d)Notwithstanding anything to the contrary contained in this Agreement, at the time of the effectiveness of any Repricing Event that is consummated prior to the six-month anniversary of the Amendment No. 1 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding ~~Initial~~ Term B-1 Loans, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Event of the type described in clause (a) of the definition thereof, the aggregate principal amount of all ~~Initial~~ Term B-1 Loans, as applicable, prepaid (or converted or exchanged) in connection with such Repricing Event and (y) in the case of a Repricing Event described in clause (b) of the definition thereof, the aggregate principal amount of all ~~Initial~~ Term B-1 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Event. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Event.
(e)Dispositions.
(i)If (A) the Borrower or any of its Subsidiaries sells, transfers or otherwise disposes of any property or assets pursuant to Section 6.05(e), (n) or (r), or (B) any Casualty Event occurs, in either case, which results in the realization or receipt by the Borrower or any of its Subsidiaries of Net Available Cash, subject to Section 2.11(e)(ii), the Borrower shall cause to be prepaid on or prior to the date which is five Business Days after the date of the realization or receipt by the Borrower or any of its Subsidiaries of such Net Available Cash, an aggregate principal amount of Term Loans in an amount equal to 100% (such percentage as it may be reduced as described below, the “Applicable Asset Sale Percentage”) of all such Net Available Cash, if and to the extent such amount exceeds the greater of (x) $11,100,000 and (y) 15.0% of Consolidated EBITDA for the most recently ended Test Period in any fiscal year; provided that (x) the Applicable Asset Sale Percentage shall be 50% if the First Lien Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than 4.50:1.00 and greater than or equal to 4.00:1.00 and (y) the Applicable Asset Sale Percentage shall be 0% if the First Lien Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than 4.00:1.00; provided, further, that any portion of the foregoing threshold that is not utilized in any fiscal year may be applied to reduce any payment required pursuant to this Section 2.11(e)(i) in the subsequent fiscal year. Notwithstanding the foregoing, if at the time that any such prepayment would be required, the Borrower is required to offer to prepay or repurchase any other Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such disposition or Casualty Event (such other Indebtedness that is required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Available Cash on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Available Cash allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Available Cash required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Available Cash shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(e)(i) shall be reduced accordingly; provided, further, that, to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(ii)With respect to any Net Available Cash realized or received with respect to any disposition pursuant to Section 6.05(e), (n) or (r) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest an amount equal to all or any portion of such Net Available Cash in assets useful for its business (other than working capital, except for short-term capital assets) within (x) twelve (12) months following receipt of such Net Available Cash or (y) if Holdings or its Subsidiaries enters into a legally binding commitment to reinvest such Net Available Cash within twelve (12) months following receipt thereof, one hundred eighty (180) days after the eighteen (18) month period that follows receipt of such Net Available Cash; provided that if any Net Available Cash are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Available Cash are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to the Applicable Asset Sale Percentage of any such Net Available Cash shall be applied to the prepayment of the Term Loans as set forth in this Section 2.11.
(f)Debt Transactions. If the Borrower or any of its Subsidiaries incurs or issues any Indebtedness after the Effective Date (A) that is not permitted to be incurred or issued pursuant to Section 6.01 or (B) that is intended to constitute Credit Agreement Refinancing Indebtedness in respect of any Class of Term Loans, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans (or, in the case of Indebtedness constituting Credit Agreement Refinancing Indebtedness, the applicable Class of

Term Loans) in an amount equal to 100% of all net cash proceeds received therefrom on or prior to the date which is five Business Days after the receipt by the Borrower or any such Subsidiary of such net cash proceeds.
(g)Excess Cash Flow. Within five (5) Business Days after financial statements have been delivered pursuant to Section 5.01(a) and the related Compliance Certificate has been delivered pursuant to Section 5.01(c), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the first full fiscal year ending after the Effective Date), if and to the extent Excess Cash Flow for such period exceeds $7,500,000, minus (B) without duplication of any amounts deducted from the amount of Excess Cash Flow required to be paid by the Borrower in any prior or subsequent fiscal year and without duplication of any amount deducted in the calculation of Excess Cash Flow pursuant to the definition thereof, the sum of (i) (x) all voluntary prepayments of Term Loans during such fiscal year (and, without duplication of any deduction with respect to any other fiscal year, at the Borrower’s option, following the last day of such fiscal year and on or prior to such required prepayment date) and (y) voluntary prepayments of other Indebtedness permitted hereunder that is secured on a pari passu basis with the Secured Obligations (including, in the case of clauses (x) and (y), any debt buyback or prepayments at a discount to par under such facilities, with credit given for the actual amount of the cash payment) (or, in each case, any Credit Agreement Refinancing Indebtedness in respect thereof), (ii) all voluntary prepayments of Revolving Loans during such fiscal year (and, without duplication of any deduction with respect to any other fiscal year, at the Borrower’s option, following the last day of such fiscal year and on or prior to such required prepayment date) to the extent the Revolving Commitments are permanently reduced by the amount of such payments (or, in each case, any Credit Agreement Refinancing Indebtedness in respect thereof) and (iii) to the extent elected by the Borrower, (1) amounts used for capital expenditures, investments or Restricted Payments (other than investments or Restricted Payments among the Borrower and its Subsidiaries) during such fiscal year and (2) the aggregate amount required to be paid in cash pursuant to binding contracts entered into prior to such required prepayment date relating to capital expenditures, investments and Restricted Payments of the type described in the foregoing subclause (1) to be consummated during the subsequent fiscal year, in the case of each of the immediately preceding clauses (i), (ii) and (iii), to the extent such prepayments, payments, investments or expenditures are financed or will be financed with internally generated cash; provided that (x) the ECF Percentage shall be 25% if the First Lien Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than 4.50:1.00 and greater than or equal to 4.00:1.00 and (y) the ECF Percentage shall be 0% if the First Lien Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than 4.00:1.00; provided, further, that if the amounts described in clause (B), when aggregated with the threshold described in clause (A), are greater than the amount necessary to reduce the Excess Cash Flow payment to zero in any fiscal year, such excess amounts may be applied to reduce the Excess Cash Flow payment that would otherwise be required in the subsequent fiscal year.
(h)Application. Except as otherwise provided in any Refinancing Amendment, Extension Amendment or any Incremental Amendment or as otherwise provided herein, (A) each prepayment of Term Loans pursuant to Section 2.11(e), (f) or (g) shall be applied ratably to each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the net cash proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt); (B) with respect to each Class of Term Loans, each prepayment pursuant to Section 2.11(e), (f) and (g) shall be applied first, to accrued interest and fees due on the amount of the prepayment, second, in direct order of maturity to the next eight succeeding quarterly scheduled amortization payments until each such amortization payment is Paid in Full, and then pro rata to the remaining scheduled amortization payments until Paid in Full; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective pro rata share of such prepayment.
(i)Right to Decline. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrower pursuant to clause (e) or (g) of this Section 2.11 no later than two (2) Business Days prior to such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each applicable Term Lender of the contents of the Borrower’s prepayment notice and of such Term

Lender’s pro rata share of the prepayment. Each Term Lender may reject all of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (e) or (g) of this Section 2.11 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower.
(j)Foreign Subsidiaries. Notwithstanding any other provisions of this Section 2.11, to the extent that any or all of the Net Available Cash of any disposition by a Foreign Subsidiary (a “Foreign Disposition”) or the Net Available Cash of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), in each case, that are required to be applied to prepay the Term Loans pursuant to Section 2.11(e) are prohibited by applicable local law from being repatriated to the United States, (A) the Net Available Cash of such Foreign Disposition or such Foreign Casualty Event so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States, and once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Available Cash will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.11 to the extent provided herein and (B) to the extent that the Borrower has reasonably determined in good faith that repatriation of any or all of the Net Available Cash of any Foreign Disposition or any Foreign Casualty Event would (x) have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Available Cash or (y) would contravene or be delayed by applicable law, the Net Available Cash so affected may be retained by the applicable Foreign Subsidiary.
Section 2.12.Fees.
(a)The Borrower agrees to pay to the Administrative Agent a commitment fee for the account of each Revolving Lender, which shall accrue at the Applicable Rate on the daily amount of the undrawn portion of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate; it being understood that the LC Exposure of a Lender shall be included in the drawn portion of the Revolving Commitment of such Lender for purposes of calculating the commitment fee; provided that, if such Lender continues to have any Revolving Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Exposure. Accrued commitment fees shall be payable in arrears on the fifteenth (15th) day following the last day of each March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees under this Section 2.12 shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at a rate of 0.125% on the daily face amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each March, June, September and December of each year shall be payable on the fifteenth (15th) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)All fees payable hereunder shall be paid in dollars on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
Section 2.13.Interest.
(a)The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)The Loans comprising each Term Benchmark Borrowing shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)Each RFR Loan shall bear interest at a rate per annum equal to the Daily Simple SOFR plus the Applicable Rate.
(d)Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all overdue principal of Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.
(e)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Term SOFR Rate, Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14.Alternate Rate of Interest; Illegality. (a) Subject to clauses (c), (d), (e) and (f) of this Section 2.14, if:

(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple SOFR for an RFR Loan; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing that the Term SOFR Rate for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing for such Interest Period, or (B) at any time, the applicable Daily Simple SOFR for an RFR Loan will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through any Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (2) an ABR Borrowing if the Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(a)If any Lender reasonably determines in good faith that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Term Benchmark Borrowing or any Borrowing based on the Term SOFR Rate or Daily Simple SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Term Benchmark Loans or Loans based on the Term SOFR Rate or Daily Simple SOFR or to convert ABR Borrowings to Term Benchmark Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower will, upon demand from such Lender (with a copy to the Administrative Agent), either prepay or convert all Term Benchmark Borrowings and RFR Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period or Interest Payment Date, as applicable, therefor, if such Lender may lawfully continue to maintain such Term Benchmark Borrowings or RFR Borrowings, as the case may be, to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrower will also pay accrued interest on the amount so converted or prepaid.

(b)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(f) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any Relevant Rate, (i) in the case of a Term Benchmark Borrowing, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark

Transition Event or (B) an ABR Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan.
Section 2.15.Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank; or
(ii)impose on any Lender or the Issuing Bank or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16.Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.
(a)With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.
(b)A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 2.17.Taxes.
(a)Withholding of Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document (including, without limitation, the Secured Obligations and Guaranteed Obligations of each Loan Party) shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative

Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).
(i)    Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.
Section 2.18.Payments Generally; Allocation of Proceeds; Sharing of Set-offs.
(a)Each Loan Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices designated in writing to the Borrower, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)All payments and any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Loan Parties (other than in connection with

Banking Services Obligations or Swap Agreement Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and to pay any amounts owing in respect of Swap Agreement Obligations and Banking Services Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, ratably (with amounts allocated to the Term Loans applied to reduce the subsequent scheduled repayments of the Term Loans to be made pursuant to Section 2.10 in inverse order of maturity), fifth, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate LC Exposure, to be held as cash collateral for such Obligations, and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender from the Borrower or any other Loan Party. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan of any Class, except (i) on the expiration date of the Interest Period applicable thereto, or (ii) in the event, and only to the extent, that there are no outstanding ABR Loans of such Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
Notwithstanding the foregoing, Secured Obligations arising under Banking Services Obligations or Swap Agreement Obligations shall be excluded from the application described above and paid in clause sixth if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may have reasonably requested from the applicable provider of such Banking Services or Swap Agreements.
(c)At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder, whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent.
(d)If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the

Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)The Administrative Agent may from time to time provide the Borrower with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.
Section 2.19.Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee (other than any Ineligible Institution) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received prior written consent of the Administrative Agent and the Issuing Bank (in each case solely to the extent such party’s consent would be required under Section 9.04), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
Section 2.20.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, if such Defaulting Lender is a Revolving Lender, to cash collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Revolving Lender, cash collateralize the Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders of the applicable Class and, if such Defaulting Lender is a Revolving Lender, the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders of the applicable Class or Classes on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders of the applicable Class or Classes pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Revolving Commitment and Revolving Exposure and, if applicable, Term Loan Commitment and Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document; provided that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(d)if such Defaulting Lender is a Revolving Lender and any LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then :
(i)all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any such non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent cash collateralize, for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e)if such Defaulting Lender is a Revolving Lender, then for so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(d), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Revolving Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.
In the event that each of the Administrative Agent, the Borrower and, if the applicable Defaulting Lender is a Revolving Lender, the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, if the applicable Defaulting Lender is a Revolving Lender, the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
Section 2.21.Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
Section 2.22.Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party or any of its respective Subsidiaries shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party or such Subsidiary to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed. For the avoidance of doubt, so long as Chase or its Affiliate is the Administrative Agent, neither Chase nor any of its Affiliates providing Banking Services for, or having Swap Agreements with, any Loan Party or any Subsidiary of a Loan Party shall be required to provide any notice described in this Section 2.22 in respect of such Banking Services or Swap Agreements.

Section 2.23.Incremental Credit Extensions.
(a)Incremental Commitments. The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (an “Incremental Request”), request (i) one or more new commitments in the form of an increase to any Class of outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Loan Commitments”) under this Agreement and/or (ii) one or more increases in any tranche of Revolving Commitments (a “Revolving Increase”) or a new tranche of Revolving Commitments (collectively with any Revolving Increase, the “Incremental Revolving Loan Commitments” and, collectively with any Incremental Term Loan Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.
(b)Incremental Loans. Any Incremental Term Loans (other than Term Loan Increases) effected through the establishment of one or more new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Loan Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.23, (i) each Incremental Term Loan Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Class and (ii) each Incremental Term Loan Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Loan Commitment is effected, subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.23, (i) each Incremental Revolving Credit Lender shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its

Incremental Revolving Loan Commitment and (ii) each Incremental Revolving Credit Lender shall become a Lender hereunder with respect to its Incremental Revolving Loan Commitment and the Incremental Revolving Loans made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.
(c)Incremental Request. Each Incremental Request from the Borrower pursuant to this Section 2.23 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Loan Commitments. Incremental Term Loans may be made, and Incremental Revolving Loan Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment) or by any other bank or other financial institution that is not an Ineligible Institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Loan Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s making of such Incremental Term Loans to the extent such consent, if any, would be required under Section 9.04 for an assignment of Term Loans to such Lender or Additional Lender, (ii) the Administrative Agent and each Issuing Bank shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s provision of such Incremental Revolving Loan Commitments to the extent such consent, if any, would be required under Section 9.04 for an assignment of Revolving Loans or Revolving Commitments to such Lender or Additional Lender, and (iii) the Borrower may seek Incremental Commitments from then-existing Lenders or from Additional Lenders.
(d)Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date of such Incremental Amendment (the date such conditions are satisfied, the “Incremental Facility Closing Date”) of each of the following conditions:
(i)(I) no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect to such Incremental Commitments (assuming the entire amount of such Incremental Commitments are funded) (or, in the case of Incremental Commitments that will be used to finance a Limited Condition Transaction, no Event of Default under Section 7.01(h) or (i) has occurred and is continuing on the LCT Test Date); and (II) to the extent required by the Lenders or Additional Lenders providing the Incremental Commitments, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Incremental Facility Closing Date to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, they shall be true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) as of such earlier date (it being understood that any bring-down of representations and warranties in the Loan Documents may be limited in the case of any Limited Condition Transaction to customary “specified representations”);
(ii)each Incremental Term Loan Commitment shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in clause (iii) below) and each Incremental Revolving Loan Commitment shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in clause (iii) below); and
(iii)at the time of and after giving effect to the effectiveness of any proposed Incremental Commitments, the aggregate amount of such Incremental Commitments shall not exceed (A) the sum of (i) an amount equal to the greater of (x) $74,000,000 and (y) 100% of Consolidated EBITDA for the most recently ended Test Period and (ii) the amount of, without duplication, (a) any voluntary prepayments of the ~~Initial~~ Term B-1 Loans, the Revolving Loans and any other then existing Loans (including any existing Incremental Loans) that are secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the ~~Initial~~ Term B-1 Loans or that were originally incurred in reliance on the preceding clause (i) (including in connection with debt buybacks made by Holdings or any Subsidiary thereof in an amount equal to the discounted amount actually paid in respect thereof pursuant this Agreement or other applicable agreement governing such Indebtedness and/or application of any “yank-a-bank” provisions, but excluding any such voluntary prepayment of a revolving facility, to extent the commitments under such revolving facility are not permanently reduced by a corresponding amount), plus (b) the amount of any voluntary, permanent reductions of unused commitments under any Revolving Commitments (including under any existing Incremental Revolving Loans Commitments), in each case, other than to the extent financed with the proceeds of long-term Indebtedness), plus (B) additional unlimited amounts so long as on and as of the date of the incurrence of such Incremental Commitments, on a pro forma basis immediately after giving effect to such incurrence under this clause (B) (assuming that the full principal amount of such Incremental Commitments are fully drawn and excluding cash proceeds of any Incremental Loans made thereunder on such date), recomputed as of the last day of the most recent Test Period, (I) with respect to any Indebtedness that is secured on a pari passu basis with the Obligations, the First Lien Net Leverage Ratio does not exceed (x) 5.50 to 1.00 or (y) if such Incremental Commitments will be used to finance an Acquisition or other investment, the First Lien Net Leverage Ratio in effect immediately prior to such incurrence, (II) with respect to any Indebtedness that is secured on a junior lien basis with the Obligations, the Secured Net Leverage Ratio does not exceed (x) 5.50 to 1.00 or (y) if such Incremental Commitments will be used to finance an Acquisition or other investment, the Secured Net Leverage Ratio in effect immediately prior to such incurrence, or (III) with respect to any Indebtedness that is unsecured, the Total Net Leverage Ratio does not exceed (x) 6.00 to 1.00 or (y) if such Incremental Commitments will be used to finance an Acquisition or other investment, the Total Net Leverage Ratio in effect immediately prior to such incurrence; provided that Incremental Term Loans and Incremental Revolving Loan Commitments (and any Incremental Equivalent Debt incurred in lieu thereof pursuant to Section 6.01(t)) may be incurred under either of clauses (A) or (B) above in the Borrower’s discretion, and may be incurred concurrently under both clauses (A) and (B) and the amount of any such concurrent incurrence under both clauses (A) and (B) shall be determined first by calculating the incurrence under clause (B) and then calculating the incurrence under clause (A) and the amount of any such incurrence under clause (A) shall be disregarded for purposes of the pro forma calculation of the First Lien Net Leverage Ratio, Secured Net Leverage Ratio and Total Net Leverage Ratio under clause (B); provided, further, that the Borrower may redesignate any such Indebtedness originally designated as incurred pursuant to clause (A) above if, at the time of such redesignation, the Borrower would be permitted to incur under clause (B) above the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur Indebtedness under clause (A) above as of the date of such redesignation by the amount of such Indebtedness so redesignated).
(e)Required Terms. The terms, provisions and documentation of the Incremental Commitments and the Incremental Loans, as the case may be, of any Class, except as otherwise set forth herein, shall be as agreed between the Borrower and the applicable Incremental Lenders. In any event:
(i)the Incremental Term Loan Commitments and Incremental Term Loans:
(A)(I) shall not be guaranteed by any Person other than a Loan Party, (II) shall rank pari passu or junior in right of payment and pari passu or junior with respect to security with the ~~Initial~~ Term B-1 Loans or may be unsecured, (III) to the extent secured or subordinated in right of payment or security, shall be subject to a customary intercreditor agreement or customary subordination agreement and (IV) to the extent secured, shall not be secured by any property or assets of any Loan Party other than the Collateral (it being agreed that Incremental Loans shall not be required to be secured by all of the Collateral);
(B)shall not mature earlier than the Maturity Date of the ~~Initial~~ Term B-1 Loan; provided that the requirements set forth in this clause (B) shall not apply to any Incremental Term Loans consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (B);
(C)shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the ~~Initial~~ Term B-1 Loan (without giving effect to prepayments that would otherwise modify the weighted average life to maturity of the ~~Initial~~ Term B-1 Loan); provided that the requirements set forth in this clause (C) shall not apply to any Incremental Term Loans consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (C);
(D)subject to clauses (B) and (C) above, the pricing, interest rate margins, discounts, premiums, rate floors and fees and maturity and amortization schedule applicable to such Incremental Term Loan Commitments and Incremental Term Loans shall be determined by the Borrower and the applicable Incremental Term Loan Lenders; ~~provided that, in the event that the Effective Yield for any Incremental Term Loan Commitments and/or Incremental Term Loans incurred on or prior to the date that is six (6) months after the Effective Date that are pari passu in right of payment and with respect to security with the Initial Term Loans is higher than the Effective Yield for the Initial Term Loans by more than 50 basis points, then the interest rate margin for the Initial Term Loans shall be increased to the extent necessary so that the Effective Yield applicable to the Initial Term Loans is equal to the Effective Yield for such Incremental Term Loan Commitments and/or Incremental Term Loans minus 50 basis points (the “MFN Adjustment”); provided, that the MFN Adjustment shall not apply to Incremental Term Loan Commitments and/or Incremental Term Loans to the extent that such Incremental Term Loan Commitments and/or Incremental Term Loans (1) mature more than one year after the Maturity Date with respect to the Initial Term Loans, (2) were incurred or established in connection with an Acquisition or other investment, (3) are in a principal amount of less than $50,000,000, (4) will be used to refinance Initial Term Loans or (4) are in the form of a customary bridge facility (clauses (1) – (4), the “MFN Exclusions”);~~
(E)may provide for the ability to participate (x) with respect to any voluntary prepayments, on a pro rata basis, less than a pro rata basis or greater than a pro rata basis with the ~~Initial~~ Term B-1 Loan and (y) with respect to any mandatory prepayments, on a pro rata basis or less than a pro rata basis with the ~~Initial~~ Term B-1 Loan; and
(F)(I) except as otherwise permitted or required in the preceding clauses (A) through (E), shall be on terms and pursuant to documentation to be determined by the Borrower and the applicable Incremental Term Loan Lenders; provided that, if the terms of such Incremental Term Loans are not consistent with the terms of the ~~Initial~~ Term B-1 Loan, such terms shall not be materially more favorable (taken as a whole) to such Incremental Term Loan Lenders than the terms of the ~~Initial~~ Term B-1 Loan, unless (1) the Lenders under the existing Term Loans also receive the benefit of such more favorable terms pursuant to an amendment subject solely to the reasonable satisfaction of the Administrative Agent and the Borrower or (2) any such provisions only apply after the latest Maturity Date of the existing Term Loans; and (II) any Term Loan Increase shall be on the same terms (including maturity and interest rates but, subject to clause (D) above, excluding original issue discount and upfront fees) and pursuant to the same documentation (other than the applicable Incremental Amendment) applicable to the existing Term Loans being increased; and
(ii)    (A) any Incremental Revolving Loan Commitments and any Incremental Revolving Loans in the form of a Revolving Increase shall (I) be on the same terms (including maturity date and interest rates but excluding upfront fees and other similar amounts) and pursuant to the same documentation (other than the applicable Incremental Amendment) applicable to the Revolving Commitments being increased and (II) be subject to the requirements in clause (i)(A) above; and (B) any Incremental Revolving Loan Commitments and any Incremental Revolving Commitments in the form of a new tranche of Revolving Commitments (I) may provide for the ability to participate with respect to borrowings and repayments on a pro rata basis or less than a pro rata basis (but not greater than pro rata basis) with other then-outstanding tranches of Revolving Commitments, (II) may not have a final scheduled maturity date earlier than the Maturity Date with respect to the then-outstanding Revolving Commitments; (III) may provide for the ability to permanently repay and terminate Incremental Revolving Commitments on a pro rata basis or less than a pro rata basis with any other then outstanding Revolving Commitments; (IV) shall be subject to the requirements in (i)(A) above and (V) except as otherwise permitted or required in the preceding clauses (I) through (IV), shall be on terms and pursuant to documentation to be determined by the Borrower and the applicable Incremental Revolving Credit Lenders; provided that, if the terms of such Incremental Revolving Commitments are not consistent with the terms of any then outstanding Revolving Commitments, such terms shall not be materially more favorable (taken as a whole) to such Incremental Revolving Credit Lenders than the terms of the then outstanding Revolving Commitments, unless (x) the Lenders under the existing Revolving Commitments also receive the benefit of such more favorable terms pursuant to an amendment subject solely to the reasonable satisfaction of the Administrative Agent and the Borrower or (y) any such provisions only apply after the latest Maturity Date of the then existing Revolving Commitments.
(f)Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Loan Commitments shall become Commitments (or in the case of an Incremental Revolving Loan Commitment to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as applicable, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.23. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Loan Commitments as determined by the Borrower and the Lenders providing such Incremental Term Loans and Incremental Revolving Loan Commitments. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Loan Commitments, unless it so agrees. To the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received customary opinions of counsel reasonably satisfactory to the Administrative Agent, board resolutions, officers’ certificates and/or reaffirmation agreements consistent in all material respects with those delivered on the Effective Date under Section 4.01. The Incremental Term Loans made pursuant to any Term Loan Increase shall be added to (and form part of) each Borrowing of outstanding Term Loans under the respective Class so incurred on a pro rata basis (based on the principal amount of each Borrowing) so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans under such Class.
(g)Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which a Revolving Increase is effected pursuant to this Section 2.23, (a) each of the Revolving Lenders with respect to the applicable increased Revolving Commitments shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding under such applicable increased Revolving Commitments on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by such existing Revolving Lenders and such Incremental Revolving Credit Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Loan Commitment, (b) each Incremental Revolving Loan Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to its Incremental Revolving Loan Commitment and all matters relating thereto; provided that notwithstanding anything to the contrary in this Section 2.23 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Incremental Revolving Loan Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Incremental Revolving Loan Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Incremental Revolving Loan Commitments after the date of obtaining any Incremental Revolving Loan Commitments shall be made on a pro rata basis with all other Revolving Commitments, (2) subject to the provisions of Section 2.06 to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments in accordance with their percentage of the Revolving Commitments and (3) the permanent repayment of Revolving Loans with respect to, and termination of, Incremental Revolving Loan Commitments after the date of obtaining any Incremental Revolving Loan Commitments shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(h)This Section 2.23 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.
Section 2.24.Refinancing Amendments.
(a)On one or more occasions after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Loans (or unused Revolving Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Loan Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans incurred under this Agreement pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.24 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Commitments, (2) subject to the provisions of Section 2.06 to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Commitments, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans. No Lender shall be obligated to provide any Credit Agreement Refinancing Indebtedness.
(b)[Reserved].
(c)Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.24, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(d)The effectiveness of any Refinancing Amendment shall be subject, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary opinions of counsel reasonably satisfactory to the Administrative Agent, board resolutions and officers’ certificates consistent in all material respects with those delivered on the Effective Date under Section 4.01, and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.
(e)This Section 2.24 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.
Section 2.25.Extension of Term Loans; Extension of Revolving Commitments.
(a)Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.25. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) except as to interest rates, fees, amortization, final maturity date, “AHYDO” payments, optional prepayments, premium, required prepayment dates and participation in prepayments, which shall be determined by the Borrower and the Extending Term Loan Lenders and set forth in the relevant Term Loan Extension Request, be substantially identical to, or (taken as a whole) no more favorable to the Extending Term Loan Lenders than those applicable to the Existing Term Loan Tranche subject to such Term Loan Extension Request (except for covenants or other provisions applicable only to periods after the latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans)) (as reasonably determined by the Borrower), including: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than three different Maturity Dates; (ii) the Effective Yield, pricing, optional redemptions and prepayment and “AHYDO” payments with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different from the Effective Yield, pricing, optional redemptions and prepayment and “AHYDO” payments for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans; provided further, that (A) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans), (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche (without giving effect to prepayments that would otherwise modify the weighted average life to maturity of the Existing Term Loan Tranche), (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (D) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionally increased).
(b)Extension of Revolving Commitments. The Borrower may, at any time and from time to time request that all or a portion of the Revolving Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Commitments (any such Revolving Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.25. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) except as to interest rates, fees, optional redemption or prepayment terms, final maturity, and after the final maturity date, any other covenants and provisions (which shall be determined by the Borrower and the Extending Revolving Credit Lenders and set forth in the relevant Revolver Extension Request), the Extended Revolving Credit Commitment extended pursuant to a Revolver Extension Request, and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with such other terms substantially identical to, or taken as a whole, no more favorable to the Extending Revolving Credit Lender, as the original Revolving Commitments (and related outstandings); provided: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided further, that at no time shall there be Classes of Revolving Commitments hereunder (including Extended Revolving Credit Commitments) which have more than three different Maturity Dates; (ii) the Effective Yield, pricing, optional redemption or prepayment terms, with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the Effective Yield, pricing, optional redemption or prepayment terms, for extensions of credit under the Revolving Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants (as determined by the Borrower and Extending Revolving Credit Lenders) and terms that apply solely to any period after the latest Maturity Date of the Revolving Commitments that are in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments and commitment reductions thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (II) repayments required upon the Maturity Date of the non-extending Revolving Commitments of the applicable Existing Revolver Tranche and (III) repayments made in connection with a permanent repayment and termination of non-extended Revolving Commitments of the applicable Existing Revolver Tranche); provided, further, that (A) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the Maturity Date of the Revolving Commitments of applicable Existing Revolver Tranche and (B) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche.
(c)Extension Request. The Borrower shall provide the applicable Extension Request at least five Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Borrower, in each case acting reasonably to accomplish the purposes of this Section 2.25. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Loan Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent in writing (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, the Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.
(d)Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Loan Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.25(a) or 2.25(b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary opinions of counsel reasonably satisfactory to the Administrative Agent, board resolutions and officers’ certificates consistent in all material respects with those delivered on the Effective Date under Section 4.01, and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.10 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.10), and (iii) modify the prepayments set forth in Section 2.11 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto.
(e)This Section 2.20 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.
Article III

Representations and Warranties
Each Loan Party represents and warrants to the Lenders that (and where applicable, agrees):

Section 3.01.Organization; Powers. Each Loan Party and each of its Subsidiaries is duly organized or formed, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required.

Section 3.02.Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03.Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate in any material respects any Requirement of Law applicable to any Loan Party or any of its respective Subsidiaries, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon any Loan Party or any of its respective Subsidiaries or the assets of any Loan Party or any of its respective Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its respective Subsidiaries, and (d) will not result in the creation or imposition of, or other requirement to create, any Lien on any asset of any Loan Party or any of its respective Subsidiaries, except Liens created pursuant to the Loan Documents.

Section 3.04.Financial Condition; No Material Adverse Change.
(a)Holdings has heretofore furnished to the Lenders (i) Public Parent’s consolidated balance sheet and statements of income, stockholders equity and cash flows for the fiscal year ended December 31, 2023 reported on by Deloitte & Touche LLP, independent public accountants, and such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Public Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, and (ii) the internally prepared unaudited consolidated balance sheet and statements of income, stockholders equity and cash flows for the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2024 and such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Public Parent and its Subsidiaries, or the Borrower and its Subsidiaries, as applicable, as of such dates and for such periods.
(b)No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2023.
Section 3.05.Properties.
(a)Each of the Loan Parties and each of its respective Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and owned or leased personal property, free of all Liens other than those permitted by Section 6.02 and except where failure to hold such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the Effective Date, no Loan Party owns any Material Real Property.
(b)Each Loan Party and each of its respective Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, without any infringement in any material respect upon the rights of any other Person.

Section 3.06.Litigation Matters. Except as previously disclosed in filings made by the Company with the SEC on or before the Effective Date, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its respective Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters set forth on Schedule 3.06) or (ii) that purport to affect the legality, validity, or enforceability of this Agreement or the Transactions.

Section 3.07.Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of its respective Subsidiaries is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property.

Section 3.08.Investment Company Status. No Loan Party or any of its respective Subsidiaries is an “investment company” as defined in, or required to register as an “investment company” under, the Investment Company Act of 1940.

Section 3.09.Taxes. Each Loan Party and each of its respective Subsidiaries has timely filed or caused to be filed all income Tax and other material Tax returns and reports required to have been filed (within any applicable extension) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) Taxes which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.10.ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

Section 3.11.Disclosure.
(a)Neither the Information Memorandum (subject to the qualifications contained therein) nor any of the other written reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party or any of its respective Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished or otherwise publicly available) contains any material misstatement of material fact or, when considered as a whole, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
(b)As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.12.Material Agreements. Except for the other agreements set forth on Schedule 3.12 (collectively, the “Material Agreements”), as of the Effective Date, there are no agreements or instruments to which any Loan Party or any of its respective Subsidiaries is a party, in each case the breach, nonperformance or cancellation of which, would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to a right of termination in favor of any party to (other than any Loan Party or any of its respective Subsidiaries), or result in a default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, any Material Agreement.

Section 3.13.Solvency.
(a)Immediately after the consummation of the Transactions to occur on the Effective Date, and immediately after the making of each Loan and each issuance of a Letter of Credit hereunder, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.
(b)No Loan Party intends to, nor will permit any of its respective Subsidiaries to, and no Loan Party believes that it or any of its respective Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
Section 3.14.Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their respective Subsidiaries as of the Effective Date. The Loan Parties believe that the insurance maintained by or on behalf of the Loan Parties and their respective Subsidiaries is adequate and is customary for companies engaged in the same or similar businesses operating in the same or similar locations.

Section 3.15.Capitalization and Subsidiaries. Schedule 3.15 sets forth, as of the Effective Date, (a) a correct and complete list of the name and relationship to Holdings of each Subsidiary of Holdings, (b) a true and complete listing of each class of each of Holdings’ and the Borrower’s authorized Equity Interests, of which all of such issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings, the Borrower and each Subsidiary of Holdings. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

Section 3.16.Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents, to the extent required hereunder and in the Collateral Documents, create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances or other Liens permitted hereunder, to the extent any such Permitted Encumbrances or such other Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title), to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral. Notwithstanding anything to the contrary herein, neither the Borrower nor any Loan Party shall be required to make any filings or take any other actions to perfect the Lien on and security interest in any intellectual property except for security filings in the United States Patent and Trademark Office and the United States Copyright Office.

Section 3.17.Employment Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) as of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any of its respective Subsidiaries pending or, to the knowledge of any Loan Party, threatened and (ii) the hours worked by and payments made to employees of the Loan Parties and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters.

Section 3.18.Margin Regulations. No Loan Party is principally engaged and will not principally engage, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit hereunder will be used to buy or carry any Margin Stock, in each case in a manner that violates the provisions of Regulation U or Regulation X of the Federal Reserve Board.

Section 3.19.Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

Section 3.20.[Reserved].
Section 3.21.Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its respective Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No Loan Party is knowingly engaged in any activity that could reasonably be expected to result in such Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party, any of its respective Subsidiaries or any of their respective directors, officers, or (b) to the knowledge of any such Loan Party or Subsidiary, any employee or agent of such Loan Party or any of its respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

Section 3.22.Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 3.23.Plan Assets; Prohibited Transactions. None of the Loan Parties or any of their respective Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations).

Section 3.24.[Reserved].

Section 3.25.[Reserved].

Section 3.26.Franchise Agreements.
(a)Except as otherwise set forth on Schedule 3.26, (i) each Loan Party has prepared and maintained each of its franchise disclosure documents (“FDD”) and uniform franchise offering circulars (if any) used by such Person to offer and sell Franchises inside or outside the United States of America (together with each FDD, each a “UFOC”) for the Goosehead brand, in a materially accurate and correct manner,

(ii) each Loan Party has filed UFOCs, to the extent applicable under, and required by, law in all states and jurisdictions requiring registration and approval prior to any offers or sales of franchises in such states and (iii) each Loan Party has filed all material changes, amendments, renewals thereto on a timely and accurate basis as required under, and required by, applicable law (if any). Except as would not, individually or in the aggregate, be expected to cause a Material Adverse Effect, each Loan Party’s UFOCs (if any) were prepared in compliance with applicable UFOC disclosure guidelines, and there were no misrepresentations or omissions of information in any UFOC at the time such Loan Party was using such UFOC. Except as set forth on Schedule 3.26, each Franchise Agreement complies, and the offer and sale of such Franchise complied, in each case at the time such offer and sale was made with, all laws, rules or regulations of the United States Federal Trade Commission or any other governmental authority relating to the relationship between franchisor and franchisees or to the offer, sale, termination, non-renewal or transfer of Franchises (collectively, the “Franchise Laws”), the non-compliance with which could not reasonably be expected to have a Material Adverse Effect.
(b)All Franchise Agreements are valid, binding and enforceable in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforcement of creditors' rights generally, and (ii) to the extent the failure to so be, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party has performed all obligations required to be performed by such Loan Party and are not in default under or in breach of nor in receipt of any claim of default or breach under any Franchise Agreement to the extent the failure to perform or the occurrence of such default or breach, whether individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except to the extent any of the following, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and no notices have been received by and no claims have been filed against any Loan Party alleging a violation of any such laws, ordinances, codes, rules, requirements or regulations or alleging a violation of any laws, ordinances, codes, rules, requirements or regulations of any governmental authority in connection with the offer and sale of Franchises by any Loan Party.
Article IV

Conditions
Section 4.01.Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto, a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) and (ii) duly executed copies of the Loan Documents.
(b)Effective Date Refinancing.
(i)The Effective Date Refinancing shall be consummated substantially concurrently with the funding of the Initial Term Loans on the Effective Date.
(ii)The Administrative Agent shall have received customary payoff letters, lien release documentation and other documentation reasonably acceptable to the Administrative Agent evidencing such Effective Date Refinancing.
(c)Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary or other Responsible Officer, which shall (A) certify the resolutions of its Board of Directors, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization (to the extent such concept exists in such jurisdiction).
(d)Closing Certificate. The Administrative Agent shall have received a certificate, signed by a Responsible Officer of Holdings and the Borrower, dated as of the Effective Date, (i) stating that no Event of Default has occurred and is continuing as of such date and (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) as of such date (except to the extent that any such representation or warranty specifically refers to an earlier date, in which case it shall state that such representation or warranty is true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) only as of such earlier date).
(e)Fees and Other Amounts. The Lenders and the Administrative Agent shall have received (i) all fees required to be paid on the Effective Date hereunder, and all expenses required to be reimbursed on the Effective Date hereunder for which invoices have been presented (including the reasonable fees and expenses of legal counsel) at least one (1) Business Day before the Effective Date and (ii) for the account of such applicable Persons, payment of all accrued and unpaid interest and fees outstanding immediately prior to the effectiveness of this Agreement and owing to the Administrative Agent and the “Lenders” under the Existing Credit Agreement. All such amounts will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.
(f)Lien and IP Searches. The Administrative Agent shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party and the results of search reports in respect of the intellectual property of each Loan Party in jurisdictions where such intellectual property is registered.
(g)[Reserved].
(h)Funding Account. The Administrative Agent shall have received a notice (which notice may be in the form of a Borrowing Request or such other form or method as approved by the Administrative Agent) setting forth the deposit account of the Borrower (as may be updated from time to time by written notice from the Borrower to the Administrative Agent) (the “Funding Account”) to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.
(i)Solvency. The Administrative Agent shall have received a solvency certificate signed by a Financial Officer of Holdings and the Borrower dated the Effective Date in form and substance reasonably satisfactory to the Administrative Agent.
(j)Pledged Equity Interests; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note and other instrument or possessory collateral (if any) pledged to the Administrative Agent pursuant to the Security Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof or accompanied by allonges or other acknowledgements signed in blank, as applicable; provided that if, notwithstanding the use by Holdings and the Borrower of commercially reasonable efforts to comply with the requirements of this clause (j), such requirements are not satisfied as of the Effective Date, then the satisfaction of such requirements shall not be a condition to the availability of the initial Loans on the Effective Date, but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within thirty (30) days (or such later date as the Administrative Agent may agree in its reasonable discretion).
(k)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statements and federal intellectual property filings in the United States Patent and Trademark Office or United States Copyright Office) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02 to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law), shall be in proper form for filing, registration or recordation.
(l)[Reserved].
(m)USA PATRIOT Act, Etc. At least five (5) days prior to the Effective Date, (i) the Administrative Agent and Lenders shall have received (x) all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Effective Date and (y) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(n)[Reserved].
(o)Legal Opinion. The Administrative Agent and its counsel shall have received an executed copy of a written opinion of Haynes and Boone, LLP, as special New York, Texas and Delaware counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
(p)Certificates of Insurance. Subject to Section 5.14, the Administrative Agent and its counsel shall have received certificates of insurance listing the Administrative Agent as (x) lender’s loss payable for the property casualty insurance policies of the Loan Parties and (y) additional insured with respect to the liability insurance (excluding professional liability insurance, worker’s compensation insurance, employment practices liability insurance and fiduciary liability insurance) of the Loan Parties, together with endorsements, listing the Administrative Agent as lender’s loss payable with respect to such property casualty insurance policies and additional insured with respect to such liability insurance policies, as applicable, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Bank of the Effective Date, and such notice shall be conclusive and binding.
Section 4.02.Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (but not any continuation or conversion of any Borrowing), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions; provided that any Borrowing of an Incremental Term Loan shall be subject to the provisions of Section 2.23 and Section 1.10(a):
(a)The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) only as of such specified date).
(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
Article V

Affirmative Covenants
Until all of the Secured Obligations shall have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
Section 5.01.Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)(i) within ninety (90) days after the end of each fiscal year of Public Parent (commencing with the fiscal year ended December 31, 2024), an audited consolidated balance sheet and related statements of operations and cash flows for Public Parent as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception, and without any qualification or exception as to the scope of such audit, in each case other than solely with respect to, or resulting solely from an upcoming maturity date under this Agreement or other Indebtedness occurring within one year from the time such report is delivered) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Public Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) within ninety (90) days after the end of each fiscal year of Borrower (commencing with the fiscal year ending December 31, 2024), its unaudited consolidated balance sheet and related statements of operations and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and reconciled with Public Parent’s audited financials for the corresponding period, to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower (commencing with the fiscal quarter ending March 31, 2025), internally prepared consolidated balance sheet and related statements of operations, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and reconciled with Public Parent’s financials for the corresponding period, all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with any delivery of financial statements under clause (a) or (b) above (commencing with the fiscal quarter ending March 31, 2025) (collectively or individually, as the context requires, the “Financial Statements”), a Compliance Certificate (i) certifying, in the case of the Financial Statements delivered under clause (a) or (b) above, as presenting fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and with such financials being reconciled with those of Public Parent for the applicable reporting period, (ii) certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) solely to the extent that Section 6.12 is required to be tested at such time, setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, (iv) to the extent not otherwise described in the applicable Financial Statements or the accompanying notes thereto, stating whether any change in GAAP or in the application thereof has occurred since the date of the most recently delivered financial statements under Section 4.01(b) or 5.01(a) and, if any such change has occurred, specifying the effect of such change on the Financial Statements accompanying such certificate and (v) solely in connection with any delivery of financial statements under clause (a) above, setting forth a reasonably detailed calculation of Excess Cash Flow if a prepayment is required pursuant to Section 2.11(g) for such fiscal year;
(d)[Reserved].
(e)as soon as available, but in any event no later than sixty (60) days after the commencement of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Borrower for each quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent; provided that such items shall only be provided to the representatives of the Lenders who have indicated that they are able to receive material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities;
(f)promptly following any request therefor, (x) such other information regarding the operations, changes in ownership of Equity Interests, and financial condition of any Loan Party or any of its respective Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and
(g)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any of its respective Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or, in the case of proxy statements, distributed by the Public Parent, Holdings or the Borrower to its shareholders generally, as the case may be.
Documents required to be delivered pursuant to clauses (a)(i), (b)(i) or (g) of this Section 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) or the Internet website of the SEC (http://www.sec.gov); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.
Section 5.02.Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:
(a)the occurrence of any Default;
(b)receipt of any notice of any investigation by a Governmental Authority or any litigation, arbitration or administrative, judicial or regulatory action or proceeding commenced or threatened against any Loan Party or any of its respective Subsidiaries that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party or any of its respective Subsidiaries, (v) alleges the material violation of, or seeks to impose material remedies under, any Environmental Law or related Requirement of Law, or seeks to impose material Environmental Liability, (vi) asserts liability on the part of any Loan Party or any of its respective Subsidiaries in excess of $500,000 in respect of any tax, fee, assessment, or other governmental charge, or (vii) involves any product recall;
(c)any material change in accounting or financial reporting practices by the Borrower or any of its Subsidiaries (if not otherwise reported in Section 5.01);
(d)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their respective Subsidiaries in an aggregate amount exceeding $500,000;
(e)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;
(f)the occurrence of any material amendment, waiver or other modification in respect of the Tax Receivable Agreement, together with copies thereof; and
(g)any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of the Goosehead Insurance Holdings, LLC Credit Agreement dated January 8, 2025” and (iii) shall be accompanied by a statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03.Existence; Conduct of Business. Each Loan Party will, and will cause each of its respective Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent, in the case of such rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights and such maintenance of authority, that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

Section 5.04.Payment of Obligations. Each Loan Party will, and will cause each of its respective Subsidiaries to, pay or discharge all material liabilities and obligations, including material payment obligations, under the Tax Receivables Agreement and all income Tax liabilities and all other material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Section 5.05.Maintenance of Properties. Except to the extent that, in the aggregate, non-compliance would not reasonably be expected to have a Material Adverse Effect, each Loan Party will, and will cause each of its respective Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted.

Section 5.06.Books and Records; Inspection Rights. Each Loan Party will, and will cause each of its respective Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the

Administrative Agent, any Lender, or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that (a) no such inspection or visitation may unduly interfere with the business of Holdings and its Subsidiaries in any material respect, (b) so long as no Event of Default has occurred and is continuing, the Loan Parties shall only be obligated to reimburse the Administrative Agent and any such authorized representative for the expenses of one such visit and inspection per calendar year and the cost of such visit and inspection shall not exceed $5,000, (c) an authorized representative of the Borrower shall be permitted to be present during any discussions with any such accountants, (d) so long as no Event of Default has occurred and is continuing, only the Administrative Agent or a representative thereof may exercise rights under this Section and (e) notwithstanding anything in this Section to the contrary, none of Holdings nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or (iii) is subject to attorney client or similar privilege or constitutes attorney work-product. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

Section 5.07.Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each of its respective Subsidiaries to, (i) comply, in all material respects, with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws and Franchise Laws) and (ii) perform in all material respects its obligations under Material Agreements to which it is a party. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08.Use of Proceeds.
(a)The proceeds of the Loans and the Letters of Credit will be used on and after the Effective Date to finance the Transactions (including but not limited to, the Effective Date Refinancing) and for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other Investments and the payment of Restricted Payments and other distributions to shareholders that are not prohibited by the Loan Documents. The proceeds of the Term B-1 Loans will be used for the purposes described in Amendment No. 1. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.
(b)The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 5.09.Accuracy of Information. The Loan Parties will ensure that any information, including financial statements or other documents (other than projections and pro forma financial information and information of a general economic, business or industry nature) furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 5.09. The Loan Parties will prepare any Projections contained in such materials delivered on or prior to the Effective Date in good faith and based upon assumptions believed by Holdings or the Borrower to be reasonable at the time delivered, it being recognized by the Administrative Agent and the Lenders that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.
Section 5.10.Maintenance of Insurance. Each Loan Party will, and will cause each of its respective Subsidiaries to, maintain with financially sound and reputable carriers (a) insurance in such amounts and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, but no less frequently than annually, information in reasonable detail as to the insurance so maintained.
Section 5.11.Casualty and Condemnation. The Borrower will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding, in each case, to the extent such damage, action or proceeding would reasonably be expected to involve or otherwise relate to Collateral having a fair market value in excess of $1,000,000, promptly following the Borrower’s receipt of written notice thereof.
Section 5.12.Designation of Subsidiaries. The Borrower may at any time designate any Subsidiary as an Unrestricted Subsidiary hereunder or designate an Unrestricted Subsidiary as a Subsidiary, in each case, in accordance with the definition of “Unrestricted Subsidiary”.
Section 5.13.Additional Collateral; Further Assurances.
(a)As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent acting reasonably) after any Person becomes a Subsidiary (other than an Excluded Subsidiary) or any Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrower shall (i) provide the Administrative Agent with written notice thereof and (ii) cause each such Subsidiary (other than, for the avoidance of doubt, any Excluded Subsidiary) to execute and deliver to the Administrative Agent a Joinder Agreement and a joinder to the Security Agreement (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, which shall be accompanied by appropriate organizational resolutions, other organizational documentation and, to the extent requested by the Administrative Agent in its sole discretion, legal opinions, in each case, in form and substance reasonably satisfactory to the Administrative Agent and its counsel. In connection therewith, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA PATRIOT Act. Each such Person delivering a Joinder Agreement (x) shall automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (y) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral, including (to the extent required hereunder) any Mortgages with respect to any Material Real Property as required below.
(b)Holdings and the Borrower will cause, and will cause each other Loan Party to cause, all of the Collateral (whether real, personal, tangible, intangible, or mixed, but excluding all Excluded Assets) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of this Agreement and the Collateral Documents, free and clear of all Liens other than those permitted by Section 6.02. Without limiting the generality of the foregoing, each Loan Party (i) will cause (x) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries and (y) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Material Foreign Subsidiary directly owned by any Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the other Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or other pledge or security documents as the Administrative Agent shall reasonably request and (ii) no later than ninety (90) days following the event that triggered the notice requirement under Section 5.13(a) (or such longer period as the Administrative Agent may agree in its reasonable discretion), will deliver Mortgages and all related Mortgage Instruments with respect to the Material Real Property, if any, owned by the Material Domestic Subsidiary (other than any Excluded Subsidiary) that is the subject of the notice delivered under Section 5.13(a). Notwithstanding the foregoing, (i) no such Mortgages and Mortgage Instruments are required to be delivered hereunder as of the Effective Date and (ii) no such pledge agreement in respect of the Equity Interests of a Material Foreign Subsidiary shall be required hereunder (A) as of the Effective Date, and (B) to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.
(c)Subject to Section 5.13(a) and 5.13(d), each Loan Party will, and will cause each of its respective Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, mortgage tax affidavits and declarations with respect to such Mortgages and other documents) which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.
(d)If any assets (including any Material Real Property, but excluding all Excluded Assets) which are required to constitute Collateral are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower will take, and cause each applicable Loan Party to take, such actions as shall be reasonably requested by the Administrative Agent to cause such assets to be subjected to a Lien securing the Secured Obligations and grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties (which, in the case of Material Real Property, shall be the delivery of a Mortgage within a reasonable period of time following request by the Administrative Agent thereof); provided that the Administrative Agent may (but shall not be obligated to) determine in its sole and reasonable discretion that the cost to the Loan Parties of granting and perfecting any such Lien is disproportionate to the benefit to be realized by the Administrative Agent, the Lenders and the other Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and, in such case, the Administrative Agent shall be permitted to, without the consent of the Lenders or Required Lenders, waive the requirement of perfection set forth herein.
Section 5.14.Post-Closing Requirements. Not later than the dates set forth in Schedule 5.14 (or such later dates as the Administrative Agent shall agree in its sole discretion) or as otherwise required thereunder, the Borrower shall take the actions set forth on Schedule 5.14.

Section 5.15.Fiscal Year. Each of Public Parent and Borrower shall have the same fiscal quarters and same fiscal years, and such fiscal quarters and fiscal years shall be maintained on a calendar quarter basis (by way of example, each fiscal year shall end on December 31, and each calendar quarter shall end on March 31, June 30, September 30 and December 31).

Section 5.16.Maintenance of Ratings. The Borrower will use commercially reasonable efforts to obtain and to maintain a public corporate credit rating from S&P and a corporate family rating from Moody’s (but, in each case, not any specific rating), with respect to the Borrower, and rating of the ~~Initial~~ Term B-1 Loans by each of S&P and Moody’s (but not any specific rating).

Article VI

Negative Covenants
Until all of the Secured Obligations shall have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
Section 6.01.Indebtedness. No Loan Party will, nor will it permit any of its respective Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)(i) the Secured Obligations, including any Indebtedness under the Loan Documents and (ii) any Credit Agreement Refinancing Indebtedness;
(b)Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any Refinance Indebtedness in respect thereof;
(c)(i) Indebtedness of any Loan Party owing to any other Loan Party or to any Subsidiary that is not a Loan Party and (ii) Indebtedness of any Subsidiary that is not a Loan Party owing to any Loan Party or any other Subsidiary that is not a Loan Party;
(d)Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by the Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;
(e)Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) below; provided that (i) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (ii) individual debt securing financings of fixed assets provided by one lender or lessor may be cross-collateralized to other outstanding secured financings of fixed assets provided by the same lender or lessor and (iii) the aggregate principal amount of Indebtedness permitted by this clause (e), together with any Refinance Indebtedness in respect thereof shall not exceed the greater of (x) $18,500,000 and (y) 25.0% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding (other than for accrued interest, premiums, costs and expenses);
(f)Indebtedness of the Borrower or any Subsidiary which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein in compliance with this clause (f) as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b), (e), (i), (j), (t), (u), (v), (x) and (y) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount of the Original Indebtedness plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such refinancing, plus an amount equal to any existing commitments unutilized thereunder, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary and, if applicable, any after-acquired property that is affixed or incorporated into such assets and the proceeds and products thereof, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness and (v) if such Original Indebtedness was subordinated in right of payment to the Obligations or any of the other Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

(g)Indebtedness of the Borrower or any Subsidiary owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(h)Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(i)Subordinated Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not exceeding $1,000,000 at any time outstanding;
(j)Indebtedness of any Person that becomes a Subsidiary after the date hereof or assumed or acquired in connection with an Acquisition or other investment permitted hereunder; provided that such Indebtedness exists at the time such Person becomes a Subsidiary or such investment or acquisition is made and is not created in contemplation thereof;
(k)Indebtedness of Holdings, the Borrower or any of their respective Subsidiaries consisting of unpaid insurance premiums (not in excess of one (1) years’ premiums) owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business;
(l)Indebtedness in respect of cash management obligations, automatic clearing house arrangements, netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business;
(m)other Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not exceeding the greater of (x) $29,600,000 and (y) 40.0% of Consolidated EBITDA for the most recently ended Test Period and Refinance Indebtedness in respect thereof;
(n)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, such Indebtedness is extinguished within five Business Days after its incurrence;
(o)guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;
(p)endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
(q)Indebtedness consisting of promissory notes issued by Holdings or any of its Subsidiaries to current or former officers, managers, consultants, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or Holdings or any Parent permitted by Section 6.08;
(r)Indebtedness incurred by the Borrower and its Subsidiaries (i) in a Permitted Acquisition, any other investment permitted hereunder (including through a merger) or any disposition permitted hereunder, in each case, constituting indemnification obligations or adjustment of purchase price or other similar obligations (but excluding Earn-out Indebtedness or Seller Notes), (ii) representing deferred compensation to employees incurred in the ordinary course of business or (iii) representing customer deposits and advance payments received in the ordinary course of business;
(s)Earn-out Indebtedness and Seller Notes incurred in connection with Permitted Acquisitions in an aggregate principal amount at any time outstanding not to exceed $5,000,000 (excluding any amounts committed to be funded with the proceeds of (A) a capital contribution by the Public Parent or any other Person (other than a Loan Party) to the Loan Party consummating the relevant Permitted Acquisition or (B) the issuance of Equity Interests by the Public Parent or any other Person (other than a Loan Party)

(other than Disqualified Stock) the proceeds of which are contributed to the Loan Party consummating the relevant Permitted Acquisition;
(t)Indebtedness incurred by the Borrower or any other Loan Party in lieu of the incurrence or issuance of Incremental Loans or Incremental Commitments consisting of the issuance of loans, notes or bonds that are secured by Liens on the Collateral that are pari passu or junior in priority to the Liens securing the Obligations or that are unsecured (any such Indebtedness, “Incremental Equivalent Debt”), which Incremental Equivalent Debt shall be on terms and conditions as agreed between the Borrower and the lenders providing such Incremental Equivalent Debt; provided that: (i) ~~if such Incremental Equivalent Debt is in the form of a term loan that is secured by Liens on the Collateral that are pari passu in priority to the Liens securing the Obligations and incurred on or prior to the date that is six (6) months after the Effective Date, then such Incremental Equivalent Debt shall be subject to the MFN Adjustment unless any of the MFN Exclusions apply~~[reserved]; (ii) such Incremental Equivalent Debt that is in the form of a term loan shall not mature earlier than the Maturity Date of the ~~Initial~~ Term B-1 Loans, provided that the requirement of this clause (ii) shall not apply to any Incremental Equivalent Debt consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies this clause (ii); (iii) such Incremental Equivalent Debt that is in the form of a term loan shall have a Weighted Average Life to Maturity that is not shorter than the remaining Weighted Average Life to Maturity of the ~~Initial~~ Term B-1 Loans (without giving effect to prepayments that would otherwise modify the weighted average life to maturity of the ~~Initial~~ Term B-1 Loans), provided that the requirement of this clause (iii) shall not apply to any Incremental Equivalent Debt consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies this clause (iii); (iv) to the extent secured, such Incremental Equivalent Debt shall not be secured by any property or assets of any Loan Party that is not Collateral; (v) such Incremental Equivalent Debt shall not be guaranteed by any Person other than a Loan Party; (vi) if such Incremental Equivalent Debt is secured by Liens on the Collateral such Incremental Equivalent Debt shall be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent and (vii) such Incremental Equivalent Debt shall otherwise have terms (excluding pricing, fees, rate floors and optional prepayment or redemption terms) substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders or holders providing such Incremental Equivalent Debt than those applicable to the ~~Initial~~ Term B-1 Loans (except to the extent (1) such terms are conformed (or added) in the Loan Documents for the benefit of the existing Lenders pursuant to an amendment thereto subject solely to the reasonable satisfaction of the Administrative Agent or (2) applicable solely to periods after the latest Maturity Date existing at the time of the incurrence of such Incremental Equivalent Debt) or such terms as are current market terms for such type of indebtedness (as reasonably determined in good faith by the Borrower after consultation with the Administrative Agent);
(u)Indebtedness in an amount equal to 200% of the net cash proceeds, the fair market value of marketable securities or the Qualified Proceeds, in each case, received by the Borrower from capital contributions to the common Equity Interests of the Borrower or sales or issuances of Equity Interests of the Borrower permitted hereunder, in each case, after the Effective Date and to the extent not counted for purposes of the Available Amount or any Cure Amount;
(v)additional Indebtedness of the Borrower or any of its Subsidiaries incurred to finance an Acquisition or other Investment in an aggregate principal amount not to exceed the sum of (i) the greater of (x) $14,800,000 and (y) 20.0% of Consolidated EBITDA for the most recently ended Test Period, plus (ii) additional amounts so long as on a pro forma basis immediately after giving effect to the incurrence of such Indebtedness (assuming that the full principal amount of such Indebtedness is fully drawn), recomputed as of the last day of the most recently ended Test Period, (A) with respect to any Indebtedness that is secured on a pari passu basis with the Obligations, the First Lien Net Leverage Ratio does not exceed the greater of (x) 5.50 to 1.00 and (y) the First Lien Net Leverage Ratio immediately prior to such incurrence, (B) with respect to any Indebtedness that is secured on a junior lien basis with the Obligations, the Secured Net Leverage Ratio does not exceed the greater of (x) 5.50 to 1.00 and (y) the Secured Net Leverage Ratio immediately prior to such incurrence, or (C) with respect to any Indebtedness that is unsecured, the Total Net Leverage Ratio does not exceed the greater of (x) 6.00 to 1.00 and (y) the Total Net Leverage Ratio immediately prior to such incurrence; provided that such Indebtedness (I) shall not mature earlier than the Maturity Date of the ~~Initial~~ Term B-1 Loans; provided that the requirements set forth in this clause (I) shall not apply to any Indebtedness consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (I), (II) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Loans; provided that the requirements set forth in this clause (II) shall not apply to any Indebtedness consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (II), and (III) the aggregate principal amount of Indebtedness incurred pursuant to this clause (v) or clause (y) below by Subsidiaries of the Borrower that are not Loan Parties shall not exceed the greater of $18,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period;
(w)Sale and Leaseback Transactions permitted by Section 6.06; and
(x)Indebtedness of Subsidiaries of the Borrower that are not Loan Parties; provided that, at the time of the incurrence thereof and after giving pro forma effect to such incurrence and other transactions and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding in reliance on this clause (x) shall not exceed the greater of (x) $18,500,000 and (y) 25.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period; and
(y)additional Indebtedness of the Borrower or any of its Subsidiaries, so long as on a pro forma basis immediately after giving effect to the incurrence of such Indebtedness (assuming that the full principal amount of such Indebtedness is fully drawn), recomputed as of the last day of the most recent Test Period, (i) with respect to any Indebtedness that is secured on a pari passu basis with the Obligations, the First Lien Net Leverage Ratio does not exceed 5.50 to 1.00, (ii) with respect to any Indebtedness that is secured on a junior lien basis with the Obligations, the Secured Net Leverage Ratio does not exceed 5.50 to 1.00, or (iii) with respect to any Indebtedness that is unsecured, the Total Net Leverage Ratio does not exceed 6.00 to 1.00; provided that such Indebtedness (I) shall not mature earlier than the Maturity Date of the ~~Initial~~ Term B-1 Loans; provided that the requirements set forth in this clause (I) shall not apply to any Indebtedness consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (I), (II) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Loans; provided that the requirements set forth in this clause (II) shall not apply to any Indebtedness consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies the requirements set forth in this clause (II), and (III) the aggregate principal amount of Indebtedness incurred pursuant to this clause (y) or clause (v) above by Subsidiaries of the Borrower that are not Loan Parties shall not exceed the greater of $18,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period.
It is understood and agreed that any Indebtedness borrowed in a foreign currency shall continue to be permitted under this Section 6.01 notwithstanding any fluctuation in the U.S. dollar amount of such Indebtedness, as long as the outstanding principal balance of such Indebtedness (denominated in its original currency) does not exceed the maximum amount of such Indebtedness (denominated in such currency) permitted to be outstanding on the date such Indebtedness was incurred.
Section 6.02.Liens. No Loan Party will, nor will it permit any of its respective Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:
(a)Liens created pursuant to any Loan Document and Liens to secure Credit Agreement Refinancing Indebtedness;
(b)Permitted Encumbrances;
(c)any Lien on any property or asset of any Loan Party or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 and any extensions, renewals and replacements thereof; provided that (i) such Lien shall not apply to any other property or asset of such Loan Party or such Subsidiary, as the case may be and, if applicable, any after-acquired property that is affixed or incorporated into such assets and the proceeds and products thereof, and (ii) such Lien shall secure only those obligations which it secures on the date hereof, up to the full commitment with respect to any such obligations constituting Indebtedness, and extensions, renewals and replacements thereof to the extent permitted under Section 6.01;
(d)Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) the Indebtedness secured thereby is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets (except for replacements, additions and accessions to such assets, the proceeds and products thereof and customary security deposits) of the Borrower or any Subsidiary; provided that individual financings of assets provided by one lender or lessor may be cross collateralized to other financings of assets provided by such lender or lessor;
(e)any Lien existing on any property or asset at the time of the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Loan Party after the date hereof at the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals and replacements thereof to the extent permitted hereunder;
(f)Liens (i) of a collecting bank under Section 4-208 of the UCC in effect in the relevant jurisdiction or (ii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions’ general terms and conditions;
(g)Liens on any property or asset of the Borrower or any Subsidiary arising out of Sale and Leaseback Transactions permitted by Section 6.06;
(h)Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party (other than Holdings) in respect of Indebtedness owed by such Subsidiary;
(i)attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $500,000, arising in connection with court proceedings and not otherwise constituting an Event of Default; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;
(j)easements, rights of way, restrictions, title defects or irregularities in title, encroachments and other similar Liens in respect of real property that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of any Borrower or any Subsidiary taken as a whole;
(k)any interest or title of a lessor, licensor, sublessor or sublicensor under any lease or license in the ordinary course of business or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease or license entered into the ordinary course of business;
(l)Liens arising from precautionary uniform commercial code financing statements (or equivalent filings or registrations in foreign jurisdictions) filed under any lease in the ordinary course of business and permitted by this Agreement;
(m)licenses, sublicenses, leases or subleases granted to others in the ordinary course of business and not interfering with the business of the Loan Parties or any of their respective Subsidiaries taken as a whole;

(n)Liens in favor of insurers (or other Persons financing the payment of insurance premiums) for the premiums payable in respect of insurance policies maintained by any Loan Party issued by such insurers securing Indebtedness permitted under Section 6.01(k); provided that such Liens attach solely to returned premiums in respect of such insurance policies and the proceeds of such policies;
(o)Liens (including the right of set off) in favor of a bank or other depository institution arising as a matter of law or in the ordinary course of business encumbering deposits, pooled accounts or sweep accounts;
(p)Liens on any property or asset of the Borrower or any Subsidiary arising under Franchise Agreements in the ordinary course of business;
(q)Liens securing Indebtedness permitted to be secured thereby under Section 6.01(l);
(r)Liens that are contractual rights of set-off or rights of pledge relating to purchase orders and other agreements entered into with customers of Holdings or any of its Subsidiaries in the ordinary course of business;
(s)Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder and Liens on cash deposits held in escrow accounts pursuant to the terms of any purchase agreement permitted hereunder;
(t)ground leases in respect of real estate assets on which facilities owned or leased by Holdings or any of its Subsidiaries are located;
(u)deposits of cash with the owner or lessor of premises leased and operated by the Borrower or its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(v)Liens arising by operation of law in the U.S. under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;
(w)Liens securing Indebtedness incurred under Section 6.01(m) or other obligations of Holdings, the Borrower or their respective Subsidiaries in an aggregate amount for all such Persons not to exceed at any time the greater of (x) 29,600,000 and (y) 40.0% of Consolidated EBITDA for the most recently ended Test Period;
(x)Liens on assets that do not constitute Collateral; and
(y)Liens securing Indebtedness incurred under Section 6.01(t), (v) and (y) and Refinance Indebtedness in respect thereof.
Section 6.03.Fundamental Changes.
(a)No Loan Party will, nor will it permit any of its respective Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Loan Party (other than Holdings and the Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) Goosehead Management, GHM Holdings, TWIG and TWIHG Holdings may each be dissolved or merged into or consolidated with any wholly-owned Subsidiary of Holdings, so long as such dissolution, merger or consolidation does not impair Collateral having a fair market value in excess of $1,000,000; provided that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)No Loan Party will, nor will it permit any of its respective Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Loan Parties and their respective Subsidiaries on the date hereof and businesses reasonably related, complimentary or incidental thereto.
(c)No Loan Party will, nor will it permit any of its respective Subsidiaries to, change its fiscal year or any fiscal quarter from the basis in effect on the Effective Date.
(d)No Loan Party will make a significant change the accounting basis upon which its financial statements are prepared, except as required or permitted by GAAP.
Section 6.04.Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any of its respective Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Subsidiary prior to such merger or consolidation) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise, but excluding acquisitions of insurance policy books of business consistent with Section 5.03(b)) (each, an “investment”), except:
(a)Permitted Investments;
(b)investments in existence on the date hereof and described in Schedule 6.04;
(c)investments in the Borrower or a Subsidiary of the Borrower;
(d)so long as no Event of Default under Section 7.01(h) or (i) has occurred and is continuing or would result therefrom, additional Investments not to exceed the Available Amount at such time;
(e)(i) Indebtedness, including Guarantees constituting Indebtedness, to the extent permitted by Section 6.01, and (ii) Liens permitted by Section 6.02;
(f)loans or advances to employees and officers of the Loan Parties and their Subsidiaries up to a maximum of the greater of (x) $3,700,000 and (y) 5.0% of Consolidated EBITDA for the most recently ended Test Period in the aggregate at any one time outstanding;
(g)(i) notes payable, or stock or other securities issued by Account Debtors to a Loan Party (other than Holdings) pursuant to (A) any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors or (B) negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices, (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business or consistent with the past practices of Holdings, the Borrower and their respective Subsidiaries and (iii) securities or other investments of trade creditors or customers that are received in settlement of bona fide disputes in the ordinary course of business or consistent with past practice;
(h)investments in the form of Swap Agreements;
(i)investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any Subsidiary (including in connection with a Permitted Acquisition), so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;
(j)investments received in connection with the disposition of assets permitted by Section 6.05;
(k)investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(l)Permitted Acquisitions;
(m)receivables and trade credit of the Borrower or any Subsidiary created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(n)bank deposits in the ordinary course of business (subject to Section 5.12);
(o)investments consisting of promissory notes issued to Holdings by any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) which are used by such Persons to simultaneously purchase Equity Interests of Holdings or a Permitted Parent (other than any secondary market purchases of such Equity Interests);
(p)deposits, prepayments and other credits to suppliers and deposits in connection with lease obligations, taxes, insurance and similar items, in each case, made in the ordinary course of business and securing contractual obligations of a Loan Party (other than Holdings) or a Subsidiary, in each case to the extent constituting a Lien permitted under Section 6.02;
(q)investments in prepaid expenses, utility and workers’ compensation, performance and other similar deposits, each as entered into in the ordinary course of business;
(r)investments consisting of (i) promissory notes from Franchisees (other than investments pursuant to the immediately succeeding clause (ii)) in an original principal amount not to exceed $600,000 in the aggregate at any time outstanding, (ii) promissory notes from Franchisees in connection with the payment of initial franchise fees and (iii) payments owing by Franchisees in installments in the ordinary course of business;
(s)other investments and guarantees by the Borrower and its Subsidiaries in an aggregate outstanding amount not to exceed the greater of (x) $29,600,000 and (y) 40.0% of Consolidated EBITDA for the most recently ended Test Period, plus any unutilized amounts available to make Restricted Payments under Section 6.08(a)(xi) that have been reallocated to make investments;
(t)intercompany loans and advances to Holdings or its parent companies to the extent that Borrower (or Holdings) may pay Restricted Payments to Holdings or its parent companies pursuant to Section 6.08 (and in lieu of paying such Restricted Payments); provided that such intercompany loans and advances shall be made for the purposes, and shall be subject to all the applicable limitations set forth in, Section 6.08;
(u)investments by any Loan Party in any Subsidiary to the extent required by applicable Requirements of Law to maintain a minimum net capital requirement or to the extent otherwise required by any applicable Requirement of Law; and
(v)any other investment in compliance with Section 6.03, to the extent such investment is made with the net cash proceeds of (A) a capital contribution by the Public Parent or any other person (other than a Loan Party) to Holdings (other than in respect of Disqualified Stock) or (B) the issuance of Equity Interests by any Person that is not a Loan Party (other than Disqualified Stock);
(w)investments in a Similar Business in an aggregate outstanding amount not to exceed the greater of (x) $37,000,000 and (y) 50.0% of Consolidated EBITDA for the most recently ended Test Period;
(x)investments in joint ventures and Unrestricted Subsidiaries in an aggregate outstanding amount not to exceed the greater of (x) $37,000,000 and (y) 50.0% of Consolidated EBITDA for the most recently ended Test Period;
(y)any other investment so long as, immediately after giving pro forma effect thereto, the Total Net Leverage Ratio shall be no greater than 4.00 to 1.00.

Section 6.05.Asset Sales. No Loan Party will, nor will it permit any of its respective Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Loan Party permit any of its respective Subsidiaries to issue any additional Equity Interest in such Subsidiary (other than to such Loan Party or another Subsidiary in compliance with Section 6.04), except:
(a)sales, transfers, leases, sub-leases, assignments, conveyances, licenses, exchanges and dispositions of (i) Inventory, services or other assets, including the license of intellectual property, in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;
(b)sales, transfers and dispositions of assets to the Borrower or any Subsidiary;
(c)sales, transfers, forgiveness, discounting and dispositions, on a non-recourse basis and in the ordinary course of business, of past-due Accounts (excluding sales or dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof or in connection with the bankruptcy or reorganization of suppliers or customers;
(d)sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (i) and (k) of Section 6.04;
(e)Sale and Leaseback Transactions permitted by Section 6.06;
(f)dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;
(g)the use of cash, cash equivalents or Permitted Investments in a manner not prohibited by the Loan Documents and the making of investments and granting of Liens otherwise permitted hereunder;
(h)licenses, sublicenses, leases or subleases (including subleases of real property) granted to third parties in the ordinary course of business and not interfering with the business of the Loan Parties and the Subsidiaries;
(i)the lapse, abandonment or other dispositions of intellectual property that is, in the reasonable good faith judgment of a Loan Party or Subsidiary, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties or any of the Subsidiaries;
(j)entering into the Franchise Agreements in the ordinary course of business;
(k)sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (k) shall not exceed $1,000,000 during any fiscal year of Holdings;
(l)sales or issuances of equity interests by Holdings to the extent not prohibited hereunder and not resulting in a Change of Control;
(m)any voluntary termination of a Swap Agreement;
(n)sales, transfers or other dispositions of assets for fair market value; provided that, either (x) not less than 75% of the aggregate consideration therefor from such sale, transfer or other disposition, together with all other sales, transfers or dispositions made since the Effective Date under this Section 6.05(n)(x) (on a cumulative basis), received by the Borrower and its Subsidiaries shall be in the form of cash or Permitted Investments or (y) not less than 50% of the consideration therefor from such sale, transfer or other disposition (on an individual basis) received by the Borrower and its Subsidiaries shall be in the form of cash or Permitted Investments; provided that, for purposes of determining what constitutes cash under this clause (n), (A) any liabilities of the Borrower or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer or other disposition and for which the Borrower and all of the Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash, (B) any securities, notes or other obligations received by the Borrower or such Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable sale, transfer or other disposition shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Borrower or such Subsidiary in respect of the applicable sale, transfer or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $22,200,000 and (y) 30.0% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date such assets are sold, transferred or otherwise disposed of, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;
(o)the Borrower and its Subsidiaries may transfer or dispose of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such transfer or disposition are promptly applied to the purchase price of such replacement property;
(p)to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(q)the Borrower and its Subsidiaries may sell, transfer or dispose of assets with an aggregate fair market value not to exceed the greater of (x) $11,100,000 and (y) 15.0% of Consolidated EBITDA for the most recently ended Test Period in any fiscal year; and
(r)the Borrower and its Subsidiaries may sell, transfer or dispose of (i) non-core or obsolete assets acquired in connection with Acquisitions or other investments that are not used or useful in, or are surplus to, the business of the Borrower and its Subsidiaries, (ii) other assets acquired in connection with Acquisitions or other investments permitted under this Agreement for fair market value; provided that any such dispositions referred to in this clause (ii) shall be made or contractually committed to be made within 365 days of the date such assets were acquired by the Borrower or such Subsidiary or (iii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Borrower to consummate any Acquisition under this Agreement.
Section 6.06.Sale and Leaseback Transactions. No Loan Party will, nor will it permit any of its respective Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

Section 6.07.[Reserved].

Section 6.08.Restricted Payments; Certain Payments of Subordinated Indebtedness.
(a)No Loan Party will, nor will it permit of its respective Subsidiaries to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(i)(A) any Subsidiary of Holdings may make Restricted Payments to the Borrower or any other Subsidiary of the Borrower ratably with respect to its Equity Interests (other than Disqualified Stock) and

(B) Holdings may make Restricted Payments to the extent of distributions or payments received by it from any of its Subsidiaries thereof permitted to be made under this Section 6.08;
(ii)for any taxable period in which Holdings is treated as a partnership or disregarded entity for tax purposes, any of Holdings’ Subsidiaries may make cash distributions to Holdings, in an aggregate amount not to exceed the product of (A) the estimated or actual taxable income (if any) of Holdings, as determined for federal income tax purposes, computed without regards to any basis adjustment pursuant to Section 734, 743, or 754 of the Code and any applicable comparable provision of state, local and foreign income tax law and (B) the sum of the maximum federal, state and local income tax rates applicable to any direct or indirect equity owner of Holdings, reflecting any reduced rate applicable to any special class of income that is in effect for such taxable period;
(iii)Holdings, the Borrower or any of their respective Subsidiaries may make Restricted Payments to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) (including related stock appreciation rights or similar securities) of the Public Parent or any Permitted Parent held by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Public Parent, any of its Subsidiaries or any Permitted Parent pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any equity subscription or equity holder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Public Parent or any Permitted Parent in connection with any such repurchase, retirement or other acquisition), in each case, so long as at the time of making such Restricted Payment and after giving effect (including giving effect on a pro forma basis) thereto (and the incurrence or assumption of any Indebtedness in connection therewith), no Event of Default under Section 7.01(h) or (i) exists or would result therefrom; provided that, subject to the following proviso, the aggregate amount of Restricted Payments permitted under this clause (iii) shall not exceed the greater of (x) $18,500,000 and (y) 25.0% of Consolidated EBITDA for the most recently ended Test Period in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year and with amounts in the next succeeding calendar year being available to be carried back to the preceding calendar year);
(iv)so long as no Event of Default under Section 7.01(h) or (i) has occurred and is continuing or would result therefrom, Restricted Payments in an aggregate amount not to exceed the greater of (x) $29,600,000 and (y) 40.0% of Consolidated EBITDA for the most recently ended Test Period; provided that the Borrower may elect to utilize any unused portion of the amount available under this clause (iv) to make investments in accordance with Section 6.04(s) (with any such investment reducing the amount otherwise available under this clause (iv));
(v)each Loan Party may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Stock) of such Person so long as no Change of Control results after giving effect thereto;
(vi)to the extent constituting Restricted Payments, the Loan Parties may enter into transactions and make payments (A) in accordance with Sections 6.03(a)(i), 6.03(a)(ii), 6.04(l) and 6.09 and (B) to allow the Public Parent or Holdings to make payments with respect to transactions, or to satisfy obligations, permitted under Section 6.13;
(vii)so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a pro forma basis) thereto no Specified Event of Default then exists or would result therefrom, Restricted Payments made to fund (A) payments made by the Public Parent or any of its Subsidiaries or any Permitted Parent in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Public Parent or any of its Subsidiaries or any Permitted Parent and (B) any repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of, or withholding obligations with respect to, such options, warrants or similar rights or required withholding or similar taxes;

(viii)so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a pro forma basis) thereto no Specified Event of Default then exists or would result therefrom, cash payments in lieu of the issuance of fractional shares of Equity Interests in connection with any dividend, option, split, warrant or combination thereof, or any other transaction permitted hereunder in an aggregate amount not to exceed $500,000 during the term of this Agreement;
(ix)Restricted Payments by the Borrower or any other Subsidiary of Holdings to, or the making of loans or advances to, the Public Parent or Holdings in amounts required for the Public Parent or Holdings, as the case may be, to pay, in each case without duplication:
(A)franchise, excise and similar taxes of the Public Parent or Holdings and other fees and expenses required to maintain their corporate or other legal existence;
(B)salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management, consultants and independent contractors of the Public Parent or Holdings and any payroll, social security or similar taxes thereof, in each case, in the ordinary course of business of such Person;
(C)(i) out-of-pocket expenses directly related to maintaining the public listing of the Public Parent and any other expenses required to be paid to comply with the reporting and public company compliance requirements of the Securities and Exchange Commission applicable to the Public Parent or any stock exchange on behalf of the Public Parent, (ii) premium payments and other out-of-pocket expenses required to maintain customary directors and officers insurance policies and (iii) so long as no Event of Default exists or would result therefrom, other out-of-pocket operating, administrative, compliance and overhead related costs and expenses (including expenses relating to auditing and other accounting matters) of the Public Parent or Holdings incurred in the ordinary course of business;
(D)Transaction Costs of the Public Parent or Holdings; provided that, to the extent such Transaction Costs result from any investment, acquisition, disposition or incurrence or registration of Indebtedness that is not consummated, such amount shall not exceed $1,000,000 in any fiscal year of Holdings; and
(E)amounts that would be permitted to be paid directly by the Borrower or its Subsidiaries under Section 6.09;
(x)Restricted Payments not to exceed the Available Amount at such time, so long as, immediately after giving pro forma effect thereto, (x) no Event of Default under Section 7.01(h) or (i) has occurred and is continuing and (y) the Total Net Leverage Ratio shall be no greater than 6.00 to 1.00;
(xi)other Restricted Payments so long as, immediately after giving pro forma effect thereto, (x) the Total Net Leverage Ratio shall be no greater than 4.00 to 1.00 and (y) no Event of Default under Section 7.01(h) or (i) has occurred and is continuing;
(xii)so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a pro forma basis) thereto no Specified Event of Default then exists or would result therefrom, Restricted Payments made to permit each Loan Party to redeem in whole or in part of any of its Equity Interests (A) for another class of its Equity Interests or Equity Interests of its direct or indirect parent entity, so long as such parent entity is a Loan Party, or (B) with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests by a non-Loan Party;
(xiii)so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a pro forma basis) thereto no Specified Event of Default then exists or would result therefrom, Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other investment permitted hereunder; and
(xiv)Restricted Payments made with the proceeds of the Initial Term Loans as contemplated by the Information Memorandum.

Notwithstanding the foregoing, any intercompany loan or advance made in reliance on Section 6.04(t) shall be deemed to be a Restricted Payment made under the applicable subsection or subclause of this Section 6.08 and shall be included in the determination of any dollar limitation or other restriction set forth therein.
(b)No Loan Party will, nor will it permit any of its respective Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness in an aggregate principal amount in excess of the Threshold Amount, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Subordinated Indebtedness, except:
(i) to the extent permitted under the applicable subordination provisions thereof, payment of regularly scheduled interest payments in respect of any Subordinated Indebtedness permitted under Section 6.01 as and when due and payable on a non-accelerated basis;
(ii)payments in respect of Subordinated Indebtedness in an aggregate principal amount not to exceed the greater of (x) $22,200,000 and (y) 30.0% of Consolidated EBITDA for the most recently ended Test Period;
(iii)any other payments in respect of Subordinated Indebtedness so long as, immediately after giving pro forma effect thereto, (x) the Total Net Leverage Ratio shall be no greater than 4.00 to 1.00 and (y) no Event of Default under Section 7.01(h) or (i) shall have occurred and be continuing; and
(iv)so long as no Event of Default under Section 7.01(h) or (i) has occurred and is continuing or would result therefrom and, immediately after giving pro forma effect thereto, the Total Net Leverage Ratio shall be no greater than 6.00 to 1.00, additional payments in respect of Subordinated Indebtedness not to exceed the Available Amount at such time.
Section 6.09.Transactions with Affiliates. No Loan Party will, nor will it permit any of its respective Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except for any transactions for consideration less than the Threshold Amount or any:
(a)transactions that are on terms and conditions not materially less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that any such transaction with respect to which the Borrower delivers to the Administrative Agent a letter from an accounting or appraisal firm of national standing stating that such transaction is fair to such Loan Party or such Subsidiary from a financial point of view and which are approved by a majority of the disinterested members of the board of directors of the Public Parent in good faith shall be deemed to be not materially less favorable to the applicable Loan Party or Subsidiary;
(b)transactions between or among (i) the Loan Parties not involving any other Affiliate, (ii) Subsidiaries that are not Loan Parties or (iii) any Loan Party and any Subsidiary that is not a Loan Party to the extent such transaction is on terms that are at least as favorable to such Loan Party as could be obtained at the time from a Person who is not an Affiliate;
(c)any investment permitted by Section 6.04;
(d)any Indebtedness permitted under Section 6.01(c);
(e)any Restricted Payment permitted by Section 6.08 and transactions permitted by Sections 6.03, 6.05 and 6.06;
(f)loans or advances to employees and officers permitted under Section 6.04(f);

(g)payment of directors’ fees and reimbursement of actual out-of-pocket expenses of directors, managers and other similar advisors that are not employees of the Public Parent or any of its Subsidiaries incurred in connection with attending board of directors meetings not to exceed in the aggregate, with respect to all such items under this clause (g), $1,000,000 during any fiscal year of Holdings (excluding any stock options or other equity incentives granted to such Persons);
(h)compensation and employee benefit, incentive and severance arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings, the Borrower or their respective Subsidiaries in the ordinary course of business;
(i)any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors;
(j)as set forth on Schedule 3.24 and any amendments or modifications thereto, to the extent such amendments or modifications are not materially adverse to the interests of the Lenders;
(k)payments by the Borrower (and the Public Parent and Holdings) and their respective Subsidiaries (i) to fund payments to satisfy obligations of the Public Parent under the Tax Receivable Agreement, including pursuant to any early termination thereof and (ii) pursuant to, and the entry into, tax sharing agreements, among the Borrower (and the Public Parent and/or Holdings) and their respective Subsidiaries and the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business, in each case, so long as no Event of Default exists or would result therefrom; and
(l)the payment of reasonable and customary compensation paid to, and indemnities and reimbursements, employment and severance arrangements, stock option plans and other similar compensatory arrangements (and any successor plan thereto) provided to, or on behalf of, or for the benefit of, present, future or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Public Parent or any of its Subsidiaries or any Permitted Parent in the ordinary course of business.
Section 6.10.[Reserved].

Section 6.11.[Reserved].

Section 6.12.Financial Covenant.
(a)First Lien Net Leverage Ratio. The Borrower will not permit the First Lien Net Leverage Ratio to be greater than 5.00 to 1.00 as of the last day of any fiscal quarter of the Borrower ending on or after June 30, 2025 (the “Financial Covenant”). Notwithstanding the foregoing, the Financial Covenant shall only be tested when the Aggregate Revolving Exposure (other than any LC Exposure except to the extent of any outstanding LC Disbursements that have not been reimbursed or cash collateralized within three (3) Business Days) exceeds 35.0% of the Revolving Commitments as of the last day of such fiscal quarter.
(b)Right to Cure.
(i)Notwithstanding anything to the contrary contained in Section 6.12(a), in the event that the Borrower fails to comply with the requirement of the Financial Covenant as of the last day of any fiscal quarter, any of the Permitted Holders or Holdings shall have the right, during the period beginning at the start of any fiscal quarter in which Holdings determines that a breach of the Financial Covenant may occur, until the expiration of the tenth (10th) Business Day after the date on which financial statements with respect to the Test Period in which the Financial Covenant is being measured are required to be delivered pursuant to Section 5.01 (the “Cure Period”), to make a direct or indirect equity investment in the Borrower (or in Holdings for contribution to the Borrower) in cash in the form of common Equity

Interests (or other Equity Interests reasonably acceptable to the Administrative Agent), which proceeds shall be contributed to the Borrower (the “Cure Right”), and upon the receipt by the Borrower of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that (x) such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document (including for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VI) for the quarter with respect to which such Cure Right was exercised and (y) there shall be no reduction in Indebtedness in connection with any Cure Amounts for determining compliance with Section 6.12(a) and no Cure Amounts will reduce (or count towards) the First Lien Net Leverage Ratio for purposes of any calculation thereof for the fiscal quarter with respect to which such Cure Right was exercised unless the proceeds are actually applied to prepay Indebtedness pursuant to Section 2.11(a).
(ii)If, after the exercise of the Cure Right and the recalculations pursuant to subclause (ii) above, the Borrower shall then be in compliance with the requirements of the Financial Covenant with respect to such Test Period, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 7.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised, and (iii) with respect to any exercise of the Cure Right, the Cure Amount shall not be given effect in an amount greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant.
(iii)Notwithstanding anything herein to the contrary, prior to the expiration of the Cure Period (x) the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under Section 7.01 on the basis of a breach of the Financial Covenant and (y) the Lenders shall not be required to make any credit extension unless and until the Borrower has received the Cure Amount required to cause the Borrower to be in compliance with the Financial Covenant.
Section 6.13.Holding Company Activities. Holdings shall not (i) engage in any material operating or business activities or own any material assets other than through their ownership of the Borrower, (ii) incur any Indebtedness other than Indebtedness that is permitted by Sections 6.01(a), (b), (c), (l), (n) or (q) or (iii) consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided that the following shall be permitted in any event:
(A)the ownership by Holdings of the Equity Interests of the Borrower and activities incidental or reasonably related thereto;
(B)the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance);
(C)participating in tax, accounting and other administrative matters as a member of any consolidated, combined, or other similar group of with which Holdings is the parent or shares a common parent and activities incidental or reasonably related thereto;
(D)any activities incidental to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debtholders;
(E)transactions with respect to which Loan Parties are permitted to make Restricted Payments to the Public Parent or Holdings under Section 6.08;

(F)converting into another form of entity so long as such conversion does not adversely affect the value of the guaranty made by Holdings or the Collateral provided by Holdings, and the Administrative Agent is given at least ten (10) Business Days (or such lesser number of days as is reasonably acceptable to the Administrative Agent) prior written notice of such conversion;
(G)holding any cash or Permitted Investments as otherwise permitted hereunder;
(H)providing compensation, benefits and indemnification to officers, managers and directors to the extent permitted hereunder;
(I)the entry into and performance of (1) the Tax Receivable Agreement, including pursuant to any early termination thereof, and (2) tax sharing agreements among the Public Parent, M&D LLC and E&J LLC and their respective Subsidiaries and the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business and activities incidental or reasonably related thereto;
(J)the entry into and performance of any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put / call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Public Parent or any of its Subsidiaries or any Permitted Parent, in each case, to the extent any such repurchase is permitted under Section 6.08;
(K)the sale or transfer of Equity Interests of the Public Parent or any Permitted Parent to any Person and the granting and performing of customary rights (including registration rights) in connection therewith; and
(L)the acquisition of any assets and associated liabilities (including, directly or indirectly, the Equity Interests in any Person) provided that such assets and liabilities (or, in the case of the acquisition of the Equity Interests in any Person, the assets and liabilities of such Person) are substantially concurrently therewith directly or indirectly transferred to or assumed by, as the case may be, the Borrower and/or any Subsidiaries of the Borrower that are Loan Parties (or, if capacity then exists under Section 6.04 for an investment in such assets to be made in a Subsidiary that is not a Loan Party, a Subsidiary that is not a Loan Party) in consideration for the issuance by the Borrower of Equity Interests in the Borrower (or, to the extent such acquisition was made with cash consideration, in consideration of cash from the Borrower in an amount not to exceed the consideration actually paid by Holdings in connection with such acquisition) and activities incident or reasonably related to the foregoing.
Article VII

Events of Default
SECTION 7.01.        Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrower shall fail to pay any interest on any Loan, or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its respective Subsidiaries in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this

Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.03 (with respect to Borrower’s existence) or 5.08, or in Article VI; provided that (i) a Default or an Event of Default in respect of Section 6.12 (a “Financial Covenant Event of Default”) shall not occur until the expiration of the tenth (10th) Business Day subsequent to the date the financial statements for the applicable fiscal quarter or fiscal year are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), and then shall occur only if the Cure Amount has not been received on or prior to such date and (ii) a Financial Covenant Event of Default shall not constitute an Event of Default with respect to any Term Loans unless and until the Required Revolving Lenders have declared all amounts outstanding with respect to their Revolving Commitments to be immediately due and payable and all outstanding Revolving Commitments to be immediately terminated, in each case in accordance with this Agreement and such declaration has not been rescinded on or before such date;
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent;
(f)any Loan Party or any of its respective Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and beyond the applicable grace period.
(g)any event or condition occurs beyond the applicable grace period that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due and payable prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due and payable as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any of its respective Subsidiaries or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its respective Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue without having been dismissed, bonded or discharged for sixty (60) consecutive days;
(i)any Loan Party or any of its respective Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets or (iv)  make a general assignment for the benefit of creditors;
(j)any Loan Party or any of its respective Subsidiaries shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due;
(k)(i) one or more final judgments for the payment of money in an aggregate amount in excess of the Threshold Amount, or any writ or warrant of attachment involving individually or in the aggregate at any time an amount in excess of the Threshold Amount (in each case to the extent not covered by independent, third-party insurance that has not been denied) shall be rendered, entered or filed against any Loan Party, any of its respective Subsidiaries or any combination thereof and the same shall remain undischarged, unsatisfied, unbonded, unstayed or undismissed for a period of sixty (60) consecutive days or (ii) any Loan Party or any of its respective Subsidiaries shall fail within sixty (60) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(l)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)a Change in Control shall occur;
(n)[reserved];
(o)the Loan Guaranty shall fail to remain in full force or effect or any Loan Party or Affiliate thereof shall assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08;
(p)except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any material portion of the Collateral purported to be covered thereby, or (ii) any Lien in respect of any material portion of the Collateral shall cease to be a perfected, first priority Lien;
(q)any Collateral Document shall fail to remain in full force or effect (other than pursuant to the terms hereof or thereof) or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document other than (i) as a result of the Administrative Agent no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents or (ii) as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner; or
(r)any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party or Affiliate thereof shall challenge the enforceability of any Loan Document or shall assert in writing, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);
then, and in every such event (other than an event with respect to Holdings or the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof and (iv) exercise all other rights and remedies of the Secured Parties under the Loan Documents and applicable law; and in the case of any event with respect to Holdings or the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan

Parties. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Borrower on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Borrower on behalf of itself and its Subsidiaries. Notwithstanding the foregoing, to the extent such notice may not be waived under applicable law, the Administrative Agent shall provide written notice to the Borrower at least ten (10) days’ prior to (i) the time and place of any public sale or (ii) the time after which any such private sale or other disposition may be made.
Article VIII

The Administrative Agent
Section 8.01.Authorization and Action.
(a)Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party, any of its respective Subsidiaries or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Arranger and the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:
(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank, any other Secured Party or holder of any other Secured Obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and
(ii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.
(d)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)The Arranger shall not have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but shall have the benefit of the indemnities provided for hereunder.
(f)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(g)The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Holdings, the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
Section 8.02.Administrative Agent’s Reliance, Indemnification, Etc.
(a)Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liability, cost or expense suffered by Holdings, any of its Subsidiaries, any Lender or the Issuing Bank as a result of, any determination of any Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or the Issuing Bank.
(c)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Section 8.03.Posting of Communications.
(a)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING (X) DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) OR (Y) DAMAGES ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, THROUGH AN ELECTRONIC SYSTEM OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT THAT SUCH DAMAGES, ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH APPLICABLE PARTY.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 8.04.The Administrative Agent Individually. With respect to its Commitment, Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any of its respective Subsidiaries or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

Section 8.05.Successor Administrative Agent.
(a)The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the first proviso to the first sentence of this Section 8.05(b).

Section 8.06.Acknowledgment of Lenders and Issuing Banks.
(a)Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder.
(c)(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent, in its sole discretion, may specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.
(i)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent, in its sole discretion, may specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(ii)The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such erroneous Payment.
(iii)Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(d)Each Lender hereby agrees that (i) it has requested a copy of each report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any report or any of the information contained therein or any inaccuracy or omission contained in or relating to a report and (B) shall not be liable for any information contained in any report; (iii) the reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the reports; (iv) it will keep all reports confidential and strictly for its internal use, not share the report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any report through the indemnifying Lender.
Section 8.07.Collateral Matters.
(a)Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(b)In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
Section 8.08.Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.09.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender in connection with the Loans, the Letters of Credit, the Commitments or this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)Each of the Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 8.10.Flood Laws. Chase has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Chase, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, Chase reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

Section 8.11.Borrower Communications.
(a)The Administrative Agent, the Lenders and the Issuing Bank agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, the Issuing Bank and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the administrators, representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(d)Each of the Lenders, the Issuing Bank and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Article IX

Miscellaneous
Section 9.01.Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by fax or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or Electronic Systems, as follows:
(i)if to any Loan Party, to it in care of the Borrower at:
Goosehead Insurance Holdings, LLC
1500 Solana Boulevard
Building 4, Suite 4500
Westlake, Texas 76262
Attention: [***]
Phone No: [***]
Email: [***]
With a copy to:
Haynes and Boone, LLP
2801 N. Harwood Street, Suite 2300
Dallas, Texas 75201
Attention: [***]
Phone No: [***]
Email: [***]
(ii)if to the Administrative Agent from any Loan Party, to JPMorgan Chase Bank, N.A. at the address separately provided to the Borrower.

(iii)if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A. at:
JPMorgan Chase Bank, N.A.
1900 N Akard St, Floor 03
Dallas, TX 75201
(iv)if to an Issuing Bank, to it at its address separately provided to the Borrower; and
(v)if to any other Lender or Issuing Bank, to it at its address, fax number or email set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through any Electronic Systems or Approved Electronic Platforms or Approved Borrower Portals, as applicable, to the extent provided in paragraph (b)

below shall be effective as provided in such paragraph (b). Notices by electronic communications shall be effective as set forth in clause (b) below.
(b)Notices and other communications to any Loan Party, the Administrative Agent, the Issuing Bank or any Lender hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Platforms or Approved Borrower Portals, as applicable, in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or notices of Default delivered pursuant to Section 5.02(a) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by using Electronic Systems or Approved Electronic Platforms or Approved Borrower Portal, as applicable, and in each case, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.
(c)Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
Section 9.02.Waivers; Amendments.
(a)No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b)Except as provided in Section 2.09 with respect to any modification of the Commitment Schedule or in Section 2.14(c), (d), (e) and (f), or in connection with any Incremental Amendment, Refinancing Amendment or Extension Amendment expressly permitted by this Agreement, and subject to clauses (c) and (e) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except:
(i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; or
(ii)in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto;

(c)provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender) (it being understood that, solely for purposes of this clause (A), a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or Event of Default shall not constitute an extension or increase of any Commitment of any Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (B)), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Secured Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 2.09(d) in a manner that would alter the ratable reduction of Commitments or change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, in each case, without the written consent of each Lender (other than any Defaulting Lender), (E) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby (it being understood that, solely with the consent of the parties prescribed by the relevant provisions of this Agreement to be parties to an Incremental Amendment, Refinancing Amendment or Extension Amendment, Loans and Commitments provided pursuant to such agreements may be included in the determination of Required Lenders on substantially the same basis as the initial Commitments and Loans are included on the Effective Date), (F) release the Borrower or release any other Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), (G) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral without the written consent of each Lender (other than any Defaulting Lender), (H) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), or (I) (x) subordinate, or have the effect of subordinating (whether by contract, structurally or otherwise), the right of payment of all or any portion of the Secured Obligations to any other Indebtedness or other obligations or liabilities or (y) subordinate, or have the effect of subordinating (whether by contract, structurally or otherwise), the Liens securing (or purporting to secure) all or any portion of the Secured Obligations to Liens securing (or purporting to secure) any other Indebtedness, in each case, without the written consent of each Lender directly and adversely affected thereby, other than, in each case of this clause (I), (x) in connection with any “debtor-in-possession” facility or (y) to the extent that the Borrower has offered each Lender directly and adversely affected thereby an opportunity on a pro rata basis to participate in such other Indebtedness on the same as the other lenders participating in such other Indebtedness; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent and the Issuing Bank); provided further that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the applicable Issuing Bank, respectively. Notwithstanding the foregoing, only the consent of the Required Revolving Lenders shall be necessary to amend or waive the terms and provisions of Section 6.12 (and related definitions as used in such Sections, but not as used in other Sections of this Agreement). The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.
(d)The Secured Parties hereby irrevocably authorize the Administrative Agent (or its designee), at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the Payment in Full of all Secured Obligations, and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank have been made), (ii) constituting property being sold or disposed of in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any certificate of an officer of the applicable Loan Party certifying such compliance, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release the Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII, (v) upon such property becoming an Excluded Asset, (vi) if such release is approved by the Required Lenders pursuant to this Section 9.02 or (vii) if such property is owned by a Loan Guarantor, upon release of such Loan Guarantor from its obligations under its Loan Guaranty. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders or, to the extent required by Section 9.02(b), all of the Lenders. Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent. In addition, each of the Secured Parties, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent (or its designee), at its option and in its discretion, (x) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b) or 6.02(d), or (y) in the event that the Borrower shall have advised the Administrative Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (x) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Guarantor from its obligations under the Loan Guaranty pursuant to this Section 9.02.
(e)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity (other than any Ineligible Institution) which is reasonably satisfactory to the Borrower, the Administrative Agent and (only in the case of a Person assuming a Revolving Commitment) the Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
(f)Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
Section 9.03.Expenses; Indemnity; Damage Waiver.
(a)The Loan Parties, jointly and severally, shall pay all (i) reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent (provided that legal fees, disbursements and other charges will be limited to the reasonable fees, disbursements and other charges of one primary counsel and, if necessary, of one local counsel in each relevant jurisdiction, in each case to such Persons taken as a whole), in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System or Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender (provided that legal fees, disbursements and other charges will be limited to the reasonable fees, disbursements and other charges of (x) one primary counsel and, if necessary, one local counsel in each relevant jurisdiction, in each case to such Persons taken as a whole and (y) in the case of any conflict of interest, additional counsel to each group of similarly situated Persons taken as a whole, limited to one such additional counsel and one local counsel in each relevant jurisdiction), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section 9.03(a)(iii) include, without limiting the generality of the foregoing, fees, costs and expenses associated with other advisors and professionals engaged by the Administrative Agent or the Arranger with the consent of the Borrower (provided that no consent of the Borrower shall be required if an Event of Default exists at such time).

(b)The Loan Parties, jointly and severally, shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, without duplication, any and all Liabilities and related out-of-pocket expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (provided that legal fees, disbursements and other charges will be limited to the reasonable fees, disbursements and other charges of (x) one primary counsel and, if necessary, one local counsel in each relevant jurisdiction, in each case, to the Indemnitees taken as a whole and (y) in the case of any conflict of interest, additional counsel to each group of similarly situated Indemnitees taken as a whole, limited to one such additional counsel and one local counsel in each relevant jurisdiction), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or any of its respective Subsidiaries or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (B) result from a claim initiated by a Loan Party against such Indemnitee for a material breach by such Indemnitee of its obligations under this Agreement or (C) arise from a dispute that does not involve any action or omission of the Borrower or any of its Affiliates and is solely among the Indemnitees (other than any claims against an Indemnitee in its capacity as the Administrative Agent, the Arranger or the Issuing Bank). WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE BORROWER AND THE BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent and each Revolving Lender severally agrees to pay to the Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Loan Parties and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been Paid in Full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the Payment in Full of the Secured Obligations.

(d)To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”), for any Liabilities or related expenses arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet).  To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any party hereto for any Liabilities on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Person of any obligation it may have to indemnify any other Person against special, indirect, consequential or punitive damages asserted against such Person by a third party.
(e)All amounts due under this Section shall be payable promptly after written demand therefor (other than amounts payable under Section 9.03(a), which shall be due and payable within 30 days after written demand therefor).
Section 9.04.Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)the Borrower, provided that the Borrower shall be deemed to have consented to any assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that (x) no consent of the Borrower shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(h) or (i) has occurred and is continuing, any other assignee and (y) no consent of the Borrower shall be required for an assignment of a Revolving Commitment or Revolving Loan to a Revolving Lender or an Affiliate of a Revolving Lender or, if an Event of Default under Section 7.01(h) or (i) has occurred and is continuing, any other assignee;
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) a Revolving Commitment or Revolving Loan to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan or Term Loan Commitment to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the Issuing Bank; provided that no consent of the Issuing Bank shall be required (x) if (I) an Event of Default has occurred with respect to the Borrower under Section 7.01(h) or (i) and (II) the Issuing Bank has no outstanding Letters of Credit at that time or (y) for an assignment of all or any portion of a Term Loan or Term Loan Commitment.

(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the “trade date” the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of a Revolving Commitment or Revolving Loans) or $1,000,000 (in the case of a Term Loan Commitment or Term Loans), in each case, aggregated across Affiliates and Approved Funds, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and provided further that any such assignment shall be aggregated amongst Affiliates and Approved funds for the purpose of determining if the Minimum Transfer Amount is met;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, (d) a Loan Party or any of its respective Subsidiaries or other Affiliate of a Loan Party and (e) a Disqualified Institution.
(ii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iii)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings or any of its Subsidiaries (x) through Dutch auctions open to all Term Lenders on a pro rata basis in accordance with customary procedures reasonably acceptable to the Administrative Agent or (y) open market purchases on a non-pro rata basis, subject to the following:
(i)no assignment of Term Loans pursuant to this Section 9.04(e) may be purchased with the proceeds of any Revolving Loan;
(ii)if Holdings is the assignee, upon such assignment, transfer or contribution, Holdings, as applicable, shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; and
(iii)if the Borrower is the assignee (including through contribution or transfers set forth in clause (ii) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.
(iv)Each Lender participating in any assignment to Holdings or the Borrower acknowledges and agrees that in connection with such assignment, (1) Holdings or the Borrower then may have, and later may come into possession of information regarding Holdings, the Borrower and their affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such repurchase (“Excluded Information”), (2) such Lender has independently and, without reliance on Holdings, the

Borrower or any of their Subsidiaries or the Administrative Agent, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of Holdings, the Borrower or their respective Subsidiaries or the Administrative Agent shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, the Borrower and their respective Subsidiaries and the Administrative Agent, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.
(v)The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), Holdings or the Borrower pursuant to this Section 9.04(e) and each principal repayment installment with respect to the Term Loans of such Class pursuant to Section 2.10 shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled).
Section 9.05.Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until Payment in Full of the Secured Obligations. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
Section 9.06.Counterparts; Integration; Effectiveness; Electronic Execution.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or (other than with respect to Chase) reductions of the Issuing Bank Sublimit of the applicable Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 9.07.Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08.Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Secured Obligations owing to such Lender or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the

Issuing Bank or such Affiliate shall promptly notify the Borrower and the Administrative Agent of such setoff or application; provided that the failure to give or any delay in giving such notice shall not affect the validity of such setoff or application under this Section. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have.

Section 9.09.Governing Law; Jurisdiction; Consent to Service of Process.
(a)The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
(b)Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(d)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12.Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders (each, a “Lender Party”) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that, unless prohibited by applicable Requirement of Law, each Lender Party shall use commercially reasonable efforts to notify the Borrower of any request by such regulatory authority (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender Party by such regulatory authority) for disclosure of any such Information prior to the actual disclosure thereof, provided that any failure to so notify shall not affect such Lender Party’s rights hereunder, (c) to the extent required by any applicable Requirement of Law or by any subpoena or similar legal process; provided that, unless prohibited by applicable Requirement of Law, each Lender Party shall use commercially reasonable efforts to notify the Borrower of such required disclosure prior to the actual disclosure of such Information, provided that any failure to so notify shall not affect such Lender Party’s rights hereunder, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) on a confidential basis to (1) any rating agency in connection with rating Holdings, the Borrower or their respective Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower, (i) to any Person providing a Guarantee of all or any portion of the Secured Obligations, or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE

OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
Section 9.13.Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Federal Reserve Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

Section 9.14.USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.15.Disclosure. Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with, any of the Loan Parties and their respective Affiliates.

Section 9.16.Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
Section 9.17.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
Section 9.18.No Fiduciary Duty, Etc. Each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Loan Parties with respect to the Loan Documents and the transactions contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Loan Party or any other person. Each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Loan Party acknowledges and agrees that no Credit Party is advising the Loan Parties as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Loan Party with respect thereto.
Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Loan Party or its Affiliates and other companies with which any Loan Party may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Loan Party or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Loan Party, confidential information obtained from other companies.
Section 9.19.Marketing Consent. The Borrower hereby authorizes Chase and its affiliates, at their respective sole expense, but without any prior approval by the Borrower, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless the Borrower notifies Chase in writing that such authorization is revoked.

Section 9.20.Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.21.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Article X

Loan Guaranty
Section 10.01.Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations of such Loan Guarantor. Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02.Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03.No Discharge or Diminishment of Loan Guaranty.
(a)Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.
(b)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the Payment in Full of the Guaranteed Obligations).
Section 10.04.Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty, except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
Section 10.05.Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Guaranteed Obligations shall have been Paid in Full.
Section 10.06.Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.
Section 10.07.Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
Section 10.08.Release of Loan Guarantors.
(a)A Subsidiary Guarantor shall automatically be released from its obligations under the Loan Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(b)Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Subsidiary Guarantor is no longer a Material Domestic Subsidiary or if it becomes an Excluded Subsidiary; provided that any Subsidiary Guarantor that becomes an Excluded Subsidiary solely as a result of a transfer of Equity Interests (i) to an Affiliate of the Borrower or (ii) in a transaction that is not a bona fide arm’s-length transaction shall not be released from its obligations under the Loan Guaranty unless it ceases to be a Subsidiary after giving effect to such transaction.
(c)Upon Payment in Full of all Secured Obligations, the Loan Guaranty and all obligations (other than those expressly stated to survive such termination) of each Loan Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
Section 10.09.[Reserved].
Section 10.10.Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

Section 10.11.Contribution.
(a)To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment, the Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.
(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.
(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the Payment in Full of the Guaranteed Obligations and the termination of this Agreement.
Section 10.12.Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13.Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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